Exhibit 10.1

LEASE AGREEMENT

FUSCO HARBOUR ASSOCIATES, LLC

LANDLORD

AND

BIOXCEL THERAPEUTICS, INC.

TENANT

LONG WHARF MARITIME CENTER

BUILDING I

555 LONG WHARF DRIVE

NEW HAVEN, CONNECTICUT

DATE:  AUGUST 20, 2018

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of the Effective Date (as hereinafter defined)  by and between FUSCO HARBOUR ASSOCIATES, LLC, a Connecticut limited liability company having an address c/o The Fusco Corporation, 555 Long Wharf Drive, Suite 14, New Haven, Connecticut 06511, (hereinafter called the “Landlord”), and BIOXCEL THERAPEUTICS, INC., a Delaware corporation having an address at 780 East Main Street, Branford, CT 06405 (hereinafter called the “Tenant”). The Effective Date shall be the date on which this Lease Agreement is executed by the latter to sign of Landlord or Tenant, as indicated on the signature page of this Lease Agreement.

1.                                      Premises; Condition of the Premises.

(A)                               Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon the terms, conditions and covenants herein contained, those certain premises (hereinafter referred to as the “Premises”) which for the purpose of this Lease are deemed to contain a total of eleven thousand forty (11,040) rentable square feet (“RSF”), and are designated and shown on the floor plan attached hereto as Schedule A.  The Premises are located on the twelfth (12th) floor of that certain building commonly known as Building I, Long Wharf Maritime Center, 555 Long Wharf Drive, New Haven, Connecticut (the “Building”). The Building is situated on that certain piece of parcel of land more particularly described in Schedule B attached hereto and made a part hereof (the “Land”). The Land and the Building are hereinafter collectively referred to as the “Landlord’s Building”.

(B)                               Following the Commencement Date (as hereinafter defined), Landlord agrees to perform certain work and improvements to the common areas on the twelfth (12th) floor of Landlord’s Building, as more particularly described and defined as “Landlord’s Work” on Schedule C attached. Subject to the performance of Landlord’s Work, Landlord agrees to deliver (and Tenant agrees to accept) the Premises at the beginning of the term of this Lease in “as is” condition, no warranties or representations being made by Landlord herein as to the condition of either the Premises or Landlord’s Building or any specific use which may be made thereof.  Tenant hereby agrees that the taking of possession of the Premises by Tenant shall be deemed to constitute Tenant’s satisfaction as to the condition of the Premises and a waiver by Tenant of any and all claims and demands which Tenant may have with respect to the condition of the Premises excepting latent defects that are not apparent from a visual inspection.  Tenant acknowledges and agrees that Tenant shall be solely responsible, at Tenant’s sole expense, for performing any and all improvements to the Premises in order to prepare same for occupancy by Tenant (i.e., “Tenant’s Work”, as defined in and subject to the provisions of Schedule C-1 attached).  Said improvements shall be performed in accordance with and subject to the terms of the Lease, including, without limitation, the terms of Schedule C-1 attached.

2.                                      Use.  The Premises shall be used by Tenant solely for executive and administrative offices. By way of illustration only, no clinical or medical research activities may take place in the Premises. Tenant shall use the Premises for no other purpose except as stipulated in this Paragraph, unless and until Tenant receives written permission from the

Landlord to use the Premises for a different purpose which Landlord agrees not to unreasonably withhold or delay its consent.  By way of illustration only, it shall not be unreasonable for Landlord to withhold its permission for any use if such use would (i) violate any then existing lease with respect to Landlord’s Building or (ii) conflict with the “tenant mix”, so-called, on the particular floor of the Landlord’s Building (e.g., a second brokerage firm on the same floor).  Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof, in any manner which shall adversely affect or interfere with the proper and economical rendition of any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of Landlord’s Building, or with the use or enjoyment of any part of Landlord’s Building by any other tenant or occupant.  Subject to Landlord’s reasonable security requirements and applicable legal requirements, except for fire, casualty or other events beyond Landlord’s reasonable control, Tenant and its employees, licensees and invitees will be entitled to have access to the Premises on a 24 hours a day, 7 days a week basis.  By way of illustration only, said security requirements may include a requirement that after-hours access by any invitee or licensee of Tenant will only be permitted when such person is accompanied by an employee of Tenant.

3.                                      Term.  TO HAVE AND TO HOLD the Premises for a term (“Term”) of approximately seven (7) years commencing on the date that Landlord delivers possession of the Premises to Tenant (the “Commencement Date”), and ending on the last day of the calendar month immediately following the seventh (7th) anniversary of the anniversary of the hereinafter defined Rent Commencement Date, (the “Expiration Date”), unless sooner terminated by Landlord or Tenant or extended by Tenant as hereinafter provided.  Upon request by Landlord, after said dates have occurred, Tenant shall execute a certificate confirming the Commencement Date, Rent Commencement Date and Expiration Date.

4.                                      Rent.  Tenant agrees to pay to Landlord Base Rent, Tenant’s Proportionate Share of Expense and Tax Increases and Tenant Space Electric Costs (as such terms are hereinafter defined), all in accordance with the terms of this Paragraph 4.

(A)                               Base Rent.  Tenant covenants and agrees to pay to Landlord, and Landlord shall be entitled to receive during the term of this Lease Agreement, annual base rent (“Base Rent”) in accordance with the following, commencing on the Rent Commencement Date:

Lease Years:	Base Rent Per RSF	Annual Base Rent	Monthly Payment
1	$18.50	$204,240.00	$17,020.00
2	$18.96	$209,318.00	$17,443.20
3	$19.44	$214,617.60	$17,884.80
4	$19.92	$219,916.80	$18,326.40
5	$20.42	$225,436.80	$18,786.40
6	$20.93	$231,067.00	$19,255.60
7	$21.45	$236,808.00	$19,734.00

Base Rent (at the foregoing annual rates) shall be payable in equal monthly installments, in advance, on the first (1st) day of each month during the Term, commencing on the Rent

Commencement Date. Notwithstanding the foregoing, provided that Tenant is not in default under this Lease, the Base Rent payable for the first (1st) and twenty-fourth (24th) months following the Rent Commencement Date shall be abated and shall not be payable. For purposes of this Lease the phrase “Lease Year” shall mean a period of twelve (12) calendar months, commencing on the Rent Commencement Date and each anniversary of the Rent Commencement Date; provided, however, that if the Rent Commencement Date is other than the first (1st) day of a calendar month, then (i) a pro rata portion of the monthly rent otherwise payable for the such month shall be payable, in advance, on the Rent Commencement Date, and (ii) the first “Lease Year” shall include the period from the Rent Commencement Date through the end of the calendar month in which the Rent Commencement Date occurs.

(B)                               Definitions.  For the purposes of this Agreement, the following terms shall have the meanings indicated:

(i)                                     “Base Operating Expense Year” shall mean the calendar year 2018.

(ii)                                  “Base Property Tax Year” shall mean the fiscal year July 2017 through June 2018.

(iii)                               “Base Operating Expenses” shall mean the amount of Operating Expenses attributable to the Base Operating Expense Year.

(iv)                              “Base Property Taxes” shall mean the amount of Property Taxes attributable to the Base Property Tax Year.

(v)                                 “Rent Commencement Date” shall mean the date which is the earliest of (A) ninety (90) days from the Commencement Date, (B) the date on which Tenant’s Work is substantially completed, and (C) the date on which Tenant first occupies any portion of the Premises for the conduct of business.

(vi)                              “Operating Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord with respect to the ownership, maintenance, policing, repair, replacement, restoration, management, insurance, security and/or operation of the entirety or any part of Landlord’s Building, the adjacent parking garage (the “Garage”) and/or the grounds, drives and paved areas surrounding the Landlord’s Building and/or the Garage, which Operating Expenses are herein deemed to include, but not necessarily be limited to, the following:

(a)                                 the cost of all personnel, including wages, salaries and other compensation and fringe benefits, social security taxes, payroll taxes, unemployment taxes, and any other such taxes and workers’ compensation, health, accident and group insurance;

(b)                                 management fees;

(c)                                  the cost of all utilities (including electricity, gas, water, sewer and other utilities), fuel charges and related costs and services attributable to any portion of

Landlord’s Building, including, but not limited to, all such utilities used or consumed in connection with the heating, ventilating, air conditioning, lighting, water heating and general electric service systems serving Landlord’s Building, all exclusive of Tenant Space Electric Costs (which shall be a separate charge to Tenant pursuant to Paragraph 4(D) below);

(d)                                 all office and janitorial supplies and similar materials used in the operation of Landlord’s Building;

(e)                                  the cost of all services incurred in the operation of Landlord’s Building (and all service and operating agreements and maintenance contracts for same), including, but not limited to, protection and security service, window cleaning, tenant area and common area cleaning service, plant and landscaping service, including plantings and re-plantings, elevator, HVAC maintenance and repair, ice and snow removal, and trash removal;

(f)                                   insurance, including, but not limited to, fire (including, without limitation,  endorsements for extended coverage, vandalism and malicious mischief and theft and mysterious disappearance), public liability, rental interruption, boiler, water damage, sprinkler leakage, workers’ compensation, health, accident and group insurance;

(g)                                  the cost of all maintenance, repairs, replacements and restorations, whether performed pursuant to obligations under leases, the Requirements (hereinafter defined), as a result of fire or other casualty or otherwise, including, but not limited to, all maintenance, repairs and replacements (structural or non-structural) to the roof, foundation, exterior and interior walls, floors and covering of same, replacement of plate and other window glass, repair and replacement of all heating and cooling units and systems, repair and replacement of any portion of the sprinkler system, restrooms and all plumbing facilities, utility conduits, pumping stations and force mains, signs, elevators, sidewalks and steps, all building service equipment, lighting units and fixtures including bulbs and tubes, all other building fixtures and equipment, and all other maintenance, repairs, replacements and restorations of Landlord’s Building, all exclusive of items which are the direct responsibility of any tenant and which are actually paid by such tenant.

Notwithstanding anything contained herein to the contrary, for purposes of determining Operating Expenses, Landlord, at Landlord’s sole option, reserves the right to (i) amortize over the useful life of the applicable expenditure (as reasonably determined by Landlord), together with interest at Landlord’s cost of funds, any expenditure which Landlord determines should be capitalized (rather than immediately expensed), and (ii) include in Operating Expenses (on an annual basis commencing with the year of such expenditure) only the amortized portion of any such expenditure.

Notwithstanding anything to the contrary contained herein, Operating Expenses shall be exclusive of:

(1)                                 Items which are the direct responsibility of any tenant or are caused by the intentional or negligent acts of any such tenant, its agents or licensees and the costs of which are recovered from such tenant;

(2)                                 Expenses of alterations to the Premises or Landlord’s Building for the accommodation of a specific tenant or tenants;

(3)                                 All costs of leasing space in Landlord’s Building including office expenditures, advertising expenses, legal fees and broker’s commissions;

(4)                                 Costs actually covered by Landlord’s insurance or other manner of reimbursement to the extent that payment is actually received by Landlord, but not excluding the amount of any deductible;

(5)                                 Repairs or other work resulting from damage by fire, windstorm or other casualty to the extent covered by insurance in force, or by an award in connection with the exercise of eminent domain;

(6)                                 Leasing commissions, attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or other occupants;

(7)                                 Landlord’s cost of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the rent payable under the lease with such tenant;

(8)                                 Depreciation and amortization of any kind, except as otherwise provided herein; and

(9)                                 Interest on debt or amortization payments on any mortgage or mortgages and/or rentals under any ground lease or other underlying leases.

(vii)                           “Property Taxes” shall mean all taxes, assessments and other charges, of every sort whatsoever, which are levied, assessed or charged against real estate, personal property or rents, or on the right or privilege of leasing real property or collecting rents thereof and any and all other taxes and assessments attributable to the Landlord’s Building and/or the Garage, including, without limitation, personal property taxes on all personal property, equipment, furnishings, etc., included in, pertaining to, or used in maintaining and operating Landlord’s Building, including interest on all installment payments and all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in contesting and/or negotiating with the public authorities as to the same. If at any time the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of such taxes now levied, assessed or imposed there shall be levied, assessed or imposed (a) a tax, license fee or other charge on the rents received or (b) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of said taxes, then the same shall be included hereunder.

(viii)                        “Tenant’s Proportionate Share” shall mean that fraction, the numerator of which is the number of rentable square feet of floor space in the Premises as set forth in Paragraph 1. Premises, and the denominator of which (the “Denominator”) is the average of the total rentable square feet of floor space in Landlord’s Building actually under lease to tenants during the calendar year in question (as such number is determined by leases, whether verbal or in writing, and pursuant to the terms of which leases rent has commenced to be payable), (said average being referred to as the “Average Occupancy Figure”).  Notwithstanding the foregoing, in the event that the Average Occupancy Figure is less than ninety five percent (95%) of the total rentable square footage in Landlord’s Building during the Base Operating Expense Year or any other calendar year, then in such event (i) the Denominator described hereinabove shall then be established during such period in question at ninety five percent (95%) of the total rentable square footage in Landlord’s Building, and (ii) those components of Operating Expenses which relate to and are incurred as a consequence of building tenant use and occupancy (including, without limitation, building maintenance and repair, janitorial and cleaning expenses, building management fees and costs and utility expenses) shall be increased on a pro rata basis from the actual levels at which they are incurred during any given calendar year in question to the levels at which they would have been incurred had the Average Occupancy Figure been ninety five percent (95%) of the total square footage in Landlord’s Building during the calendar year in question. The number of rentable square feet of floor space in the Building as of the Effective Date is 411,924.

(ix)                              “Rent” shall mean Base Rent, Expense and Taxes Increases, Tenant Space Electric Costs, and any and all other sums or charges due by Tenant hereunder.

(C)                               Expense and Tax Increases.  In addition to the Base Rent, Tenant shall pay to Landlord, as additional rent, as hereinafter provided, Tenant’s Proportionate Share of (i) increases in Operating Expenses over the Base Operating Expenses, and (ii) increases in Property Taxes over the Base Property Taxes, (collectively referred to as the “Expense and Tax Increases”).  Prior to July 1, 2019, and in advance of each calendar year thereafter during the Term, Landlord shall furnish Tenant with an estimate (which estimate may be changed by Landlord from time to time) of Tenant’s Proportionate Share of the Expense and Tax Increases for the ensuing calendar year (or portion thereof). Commencing on July 1, 2019, and thereafter on the first (1st) day of each month during the Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord’s then current estimate of Expense and Tax Increases. After the end of each calendar year following the Base Operating Expense Year and after the end of the Term, Landlord shall submit to Tenant a statement, prepared by Landlord, of the actual Expense and Tax Increases for the preceding calendar year (or partial calendar year in the event the Term shall end on a date other than a December 31st), and the figures used for computing Tenant’s Proportionate Share for the preceding calendar year, and if Tenant’s Proportionate Share of Expense and Tax Increases so stated for such period is (i) more than the amount paid for such period, Tenant shall pay to Landlord the deficiency within twenty (20)  days after submission of such statement, or (ii) less than the amount paid for such period, at Landlord’s sole election,

Tenant shall be entitled to a credit in the amount of such excess against amounts next coming due under this Paragraph 4(C) or Landlord shall refund the amount of such overpayment to Tenant (or a refund of such excess in the case of the end of the term of this Lease).  Any such adjustment shall survive the expiration or earlier termination of the Term.  If Landlord shall furnish such estimate subsequent to the commencement of any such calendar year, then, until the first (1st) day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to Tenant’s monthly payment with respect to Tenant’s Proportionate Share of Expense and Tax Increases for the last month of the preceding calendar year.

(D)                               Tenant Space Electric Costs.  For purposes hereof, the term “Tenant Space Electric Costs” shall mean the cost of all electric service used or consumed in connection with lighting and general electric services (i.e., plugs and receptacles) in the applicable portion of Landlord’s Building. During any period of time that Tenant Space Electric Costs are not separately metered with respect to the Premises, then, in addition to the Base Rent and additional rent provided herein, Tenant agrees to pay to Landlord, as additional rent as hereinafter provided, commencing on the Commencement Date, the sum of One & 90/100 ($1.90) Dollars per rentable square foot per annum, i.e., $1,748.00 per month (the “Base Electric Charge”), and Tenant agrees to pay the same, in advance in equal monthly installments, commencing on the Commencement Date and on the first (1st) day of each and every month during the Term.  In addition to the foregoing, Landlord shall have the right, during the Term, to increase the Base Electric Charge as a result of (and based upon the same percentage) increases in the rates charged by the applicable utility provider over those rates in effect on the date hereof, subject to Landlord providing copies of utility bills to the Tenant.

If Landlord determines that Tenant’s actual use or consumption of electricity in the Premises exceeds six (6) watts per usable square foot of space in the Premises, then Landlord may, at its sole option, at Tenant’s expense, (i) install a meter or submeter, or (ii) engage any other recognized method, to measure Tenant’s actual use and consumption of electricity.  Tenant shall pay to Landlord the cost of any such meters and their installation (and Landlord shall keep any such meters and any such installation equipment in good working order and repair, the cost and expense of which shall be shared equally by Landlord and Tenant) and/or the cost of such other method of measurement, as the case may be.  Tenant agrees to pay for electricity used or consumed as shown on said meters or as determined by such method, as the case may be, as and when bills are rendered to Tenant.

(E)                                Tenant shall also pay:  (a) to Landlord, on demand, any sales, use or other tax (other than federal, state or local income tax) which is imposed upon or measured by the Base Rent, additional rent and/or other charges and sums payable by Tenant to Landlord hereunder; and (b) before delinquency, all taxes which may be levied, imposed or assessed against Tenant’s personal property, and/or any leasehold improvements made by or on behalf of Tenant, its leasehold interest, its right to occupy the Premises and any other taxes incident to the operation of Tenant’s business in the Premises.

(F)                                 Any and all sums required to be paid by Tenant hereunder, either to Landlord or otherwise, shall, for purposes of Landlord’s rights upon the non-payment thereof, be deemed in all respects to be additional rent subject to the same duties and obligations and the same remedies of Landlord for the non-payment of the Base Rent.  All rent payments provided for herein shall be due at the time stipulated and shall be due and payable in full without off-set or deduction of any kind.  Tenant’s covenant to pay rent shall at all times exist as an independent covenant.  No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent and additional rent then outstanding and Landlord’s acceptance of any partial payment of sums owing hereunder shall not be deemed a waiver of Landlord’s right to collect the full amount owing by Tenant to Landlord, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment (partial or otherwise) without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord.

(G)                               All payments required to be made by Tenant to Landlord shall be paid to Landlord or as Landlord may otherwise direct in writing, and all such payments shall be delivered to Landlord at 555 Long Wharf Drive, New Haven, Connecticut 06511, or as Landlord may otherwise direct in writing.

(H)                              If Landlord does not receive, within ten (10) days after the same is due, any Base Rent, additional rent or other sums or charges to be paid to Landlord by Tenant under this Lease, Tenant shall pay a late charge equal to five (5%) percent of each such amount past due.

(I)                                   Each statement given by Landlord pursuant to subparagraphs (C) and/or (D) above shall be conclusive and binding upon Tenant unless, within sixty (60) days after the receipt of such statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect.  If such dispute shall not have been settled by agreement, then, pending the legal determination of such dispute by a later agreement or litigation, Tenant shall pay additional rent in accordance with such statement and such payment shall be without prejudice to Tenant’s position.  If such examination shall disclose any overcharge by Landlord, Landlord shall promptly reimburse Tenant for any overpayment by Tenant. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith credit Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s statement.  If the dispute is determined in Tenant’s favor at the end of the term,  Landlord shall forthwith pay Tenant said overpayment.

5.                                      Quiet Enjoyment.  Landlord covenants with Tenant that Landlord has good right to lease the Premises in the manner provided herein.  Tenant shall be entitled (Tenant keeping all the covenants on Tenant’s part, as herein contained) to occupy, possess and enjoy said Premises during the term aforesaid, without hindrance or molestation from Landlord or any person claiming by, from or under Landlord, subject, however, to the terms and conditions of this Lease and to all easements, encumbrances and restrictions now or hereafter of record, (“Encumbrances”), and to all mortgages and ground or underlying leases to which this Lease may be or become subject or subordinate.

6.                                      Landlord’s Reserved Rights.

(A)                               Use of Common Areas.  Tenant, together with its employees and agents, shall have the non-exclusive license, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such rights, but subject to the rules and regulations referred to in Paragraph 27 below, to use the Common Areas (hereinafter defined). Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord’s commercially reasonably judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction within Landlord’s Building, (b) to prevent the acquisition of public rights in such areas, or (c) to protect or preserve persons or property.  Landlord may perform such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same.  Landlord also reserves the right, at any time and from time to time, to construct improvements within the Common Areas, and/or to increase, reduce or change the number, type, size, location, elevation, nature and/or use of any of the Common Areas and/or any other portion of Landlord’s Building.  For the purposes hereof, the term “Common Areas” shall mean all areas, spaces and improvements, if any, which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of Landlord’s Building, including, without limitation, public restrooms, elevator lobbies, public corridors, stairwells and entrance lobbies. In the exercise of the rights granted herein to Landlord, Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s use of the Premises.

(B)                               Reserved Rights.  Landlord shall have the following rights, in addition to any other rights of Landlord, exercisable from time to time without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set off or abatement of rent:

(i)                                     To change the name or street address of Landlord’s Building or to change the room number or numbers of the Premises;

(ii)                                  To install, affix and maintain any and all signs on the exterior and/or interior of Landlord’s Building;

(iii)                               To grant to anyone or reserve to itself the exclusive right to conduct any business or render any service in Landlord’s Building, providing such exclusive rights shall not operate to exclude the Tenant from the use expressly provided in Paragraph 2 above;

(iv)                              To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises.  No locks shall be changed without prior written consent of the Landlord which consent shall not be unreasonably withheld;

(v)                                 To decorate or make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about Landlord’s Building, or any part thereof, and for such purpose to enter upon the Premises and, during the continuance of any such work, to close temporarily doors, entry ways, public space and corridors in Landlord’s Building and to interrupt or temporarily suspend building services and facilities.

(vi)                              To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out, and nature of the Common Areas and facilities and other tenancies, premises and buildings, to construct additional stores, buildings and stories, and to create additional rentable areas through use and/or enclosure of common areas, and to place signs on the buildings;

(vii)                           To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and Landlord’s Building and to require all such items and any furniture or bulky packages to be moved in and out of Landlord’s Building and the Premises only at such times and in such manner as Landlord shall direct and in all events at the Tenant’s sole risk and responsibility, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.  Tenant shall notify the Landlord at least three (3) business days prior to any moving of large amounts or large pieces of furniture or equipment in or out of the Premises and/or the Landlord’s Building.  All such moves shall be made during non-business hours (after 6:00 pm. on weekdays or on Saturdays).  Landlord may require that a representative of Landlord supervise any moves and Tenant shall pay the reasonable cost of such representative.  Tenant shall also be fully responsible for any and all damage caused to any portion of Landlord’s Building during a move.

(viii)                        To close Landlord’s Building after regular working hours and on Saturdays after 12:00 p.m., Sundays and legal holidays subject, however, to Tenant’s right of admittance at other times under such regulations as Landlord may prescribe from time to time, which may include, but not necessarily be limited to, the requirement that persons entering and leaving the Building identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

In the exercise of the rights granted herein to Landlord, Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s use of the Premises.

(C)                               Easement for Pipes.  Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of Landlord’s Building.

7.                                      Signs.  Tenant shall not place or install, or permit or suffer to be placed or installed, or maintain, any sign or other thing of any kind upon or outside of the Premises or in any part of Landlord’s Building without the prior written approval of Landlord.  Landlord agrees not to unreasonably withhold Landlord’s approval of Tenant’s sign on the entrance door of the Premises, so long as the same contains only letters (and does not include any logos).  Tenant shall not place, install or maintain, or permit or suffer to be placed, installed or maintained, on the exterior of the Premises, or on the glass of (or in the vicinity of) any window, glass wall or door of the Premises, any sign, decoration, lettering, advertising matter, shade, screen or blind or other thing of any kind which is visible from outside of the Premises, without the prior written approval of Landlord.  Where applicable, Tenant may only use “building standard” window blinds.  Landlord agrees, at Tenant’s expense (except for the initial listing, which shall be without expense to Tenant), to cause Tenant’s name to be placed in the lobby directories on the ground floor and twelfth (12th) floor of Landlord’s Building.

8.                                      Compliance With Laws.

Tenant shall, at its sole cost and expense, comply in material respects with any Requirements (hereinafter defined), Insurance Requirements (hereinafter defined) and/or terms, covenants, conditions and provisions of any Encumbrances which shall, with respect to the Premises or the use and occupancy thereof, impose any violation, order or duty on Tenant arising from (i) Tenant’s use of or Alterations to the Premises, including, without limitation, Tenant’s Work, (ii) the manner of conduct of Tenant’s business or its installation or operation of its equipment or other property therein, (iii) any cause or condition created by Tenant, or (iv) breach of any of Tenant’s obligations hereunder.  Tenant’s obligations shall include, without limitation, compliance by Tenant and the Premises with the requirements of the Americans with Disabilities Act of 1992, as amended (“ADA”), and all Requirements respecting the handling, storage, use, removal and disposal of hazardous materials and wastes of every kind and nature.  Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all fines, penalties, costs, claims, demands, liability, actions, proceedings, judgments and damages arising out of Tenant’s violation of or non-compliance with the terms of this Paragraph, including, without limitation, the reasonable cost of defending against same and the increased cost of any insurance premium directly as a result of any such violation or non-compliance. For the purposes hereof, the term “Insurance Requirements” shall mean all of the following of which Tenant has been given written notice by Landlord: the applicable provisions of any insurance policy carried by Landlord covering the Landlord’s Building or any part thereof; all requirements of the issuer of any such policy; and the applicable regulations and other requirements of the National Board of Fire Underwriters, any applicable local board of fire underwriters, and any other body exercising a similar function.  For the purposes hereof, the term “Requirements” shall mean all laws, statutes, ordinances, orders, codes, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force. Tenant’s obligations under this Paragraph shall survive the expiration or sooner termination of the Term. Landlord will be responsible to maintain the Landlord’s Building free from cited violations of applicable Requirements throughout the Term and any extensions or any other violations that materially adversely affect Tenant’s ability to use and occupancy of the Premises; provided, however, this obligation shall not extend to other rentable space in Landlord’s Building unless the existence of the violation of Requirements materially adversely impacts Tenant’s use and occupancy of the Premises.

9.                                      Alterations by Tenant.

(A)                               Tenant shall not make or perform, or permit the making or performance of, any alterations, installations (including, without limitation, installations of equipment), decorations, improvements, additions or other physical changes in or about the Premises (referred to collectively, as “Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld; provided, however, Landlord’s consent shall not be required for any minor Alterations (“Minor Alterations”) which consist of (a) painting, decoration or wall covering, and/or (b) interior Alterations which (x) cost less than $25,000.00 to perform, (y) do not involve any structural elements and/or any of the building systems (e.g., HVAC, electrical or plumbing) and (z) do not properly require the issuance of a building permit in order to perform same.  Tenant shall, however, be obligated to provide Landlord with at least ten (10) days advance written notice of the performance of any Minor Alterations.  Notwithstanding the foregoing provisions of this Paragraph or Landlord’s consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions:  all Alterations shall be made and performed at Tenant’s sole cost and expense and at such time and in such manner as Landlord may, from time to time, designate; Alterations shall be made only by contractors, subcontractors or mechanics approved by Landlord; all Alterations shall be made and performed in compliance with all applicable Requirements and Insurance Requirements (including, without limitation, in strict compliance with applicable building codes); no Alteration shall affect any part of Landlord’s Building other than the Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Landlord’s Building or reduce the value or utility of Landlord’s Building; no Alteration shall affect the outside appearance of the Landlord’s Building; all machines, mechanical equipment and other installations shall be placed and maintained by Tenant in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of Landlord’s Building; Tenant shall submit to Landlord detailed plans and specifications (including layout, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications; prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord (x) duplicate original policies of workmen’s compensation insurance covering all persons to be employed in connection with such Alterations, including those to be employed by all contractors and subcontractors, and of commercial liability insurance (including property damage coverage) in which Landlord and its designees shall be named additional insureds, which policies shall be issued by companies, and shall be in form and amounts, reasonably satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alterations, and (y) copies of all permits, approvals and certificates required by all governmental authorities; upon completion of such Alterations, Tenant shall furnish to Landlord unconditional waivers of mechanics liens, duly executed by all contractors, subcontractors, materialmen and suppliers furnishing any materials or equipment or performing any labor or services in connection with such Alterations; notwithstanding Landlord’s approval of plans and specifications for any Alteration, all Alterations shall be made and performed in full compliance with all applicable Requirements, all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.  Approval by Landlord of any plans, specifications or selection of materials by Tenant shall not constitute an assumption of any responsibility by Landlord for their accuracy or sufficiency and Tenant shall be solely responsible for such plans, specifications and selection of materials.  Tenant covenants and agrees to indemnify Landlord and hold Landlord harmless of and from any and all claims, costs, suits, damages and liability whatsoever arising out of or as a result of any such work or any work done by Tenant or Tenant’s contractors, subcontractors, agents or employees, including reasonable attorney’s fees for the defense thereof.  Landlord shall not be liable for any maintenance, repairs or replacements to the Premises necessitated by, or any failure of any Building facilities or services caused by,

Alterations by Tenant, and Tenant shall, either, at Landlord’s sole option, (i) at Tenant’s expense, promptly perform any such maintenance, repairs or replacements, or correct any such failure, as the case may be, or (ii) reimburse Landlord for the cost of same.

(B)                               Any Alterations to the Premises performed by, on behalf and/or at the expense of Tenant are sometimes herein referred to as “Tenant’s Improvements”. All Alterations upon the Premises and any replacements therefor, whether temporary or permanent in character, made by either party, except furniture or movable trade fixtures and other non-permanent installations installed at the expense of Tenant and which can be removed without any material damage to the Premises (which damage shall be repaired by Tenant), unless Landlord elects otherwise (by giving written notice to Tenant at the time Landlord approves same), shall become the property of Landlord and shall remain upon, and be surrendered with the Premises as a part thereof at the termination of this Lease, without compensation to Tenant.  In the event the Tenant makes any Alterations to the Premises, whether temporary or permanent in character which Landlord determines are not consistent with a standard office space build-out, Landlord shall have the option to require Tenant, at the Tenant’s expense, by providing Tenant with such notice at the time Landlord grants its approval of such alterations to the Premises, to restore said Premises to their condition at the commencement of the term hereof, as if no such Alterations had been made, ordinary wear and tear excepted.  Any Alterations to the Premises performed by, on behalf and/or at the expense of Tenant are sometimes herein referred to as “Tenant’s Improvements”.

(C)                               Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s or other lien law.  If any mechanic’s or other lien or any notice of intention to file a lien is filed against Landlord’s Building, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30)  days after the filing of same; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees resulting therefrom.  If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord for all costs, expenses, and other sums of money paid or incurred by Landlord in connection therewith (as additional rental), together with interest at the Applicable Rate (hereinafter defined), promptly upon demand.  All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of Landlord’s Building, at any time from the date hereof until the end of the Term, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same.

(D)                               Tenant shall not place a load upon any floor of the Premises which exceeds the safe live load capacity thereof or the maximum live load allowed by law, whichever is less. The safe live load capacity and the maximum live load allowed by law, is fifty (50) pounds per square foot.  In the event Tenant desires to make any Alterations within the Premises, which will or might significantly affect the live load on all or any part of the floors thereof, then in addition to the other requirements hereof, Tenant shall furnish Landlord with not less than ten (10) days prior written notice of such proposed Alteration.  Such notice shall include a certification by duly licensed and qualified structural engineer (acceptable to Landlord in its reasonable discretion) that such proposed Alteration will not violate the provisions hereof or have any detrimental impact upon the Landlord’s Building, and that the proposed Alteration is permitted by applicable building code.  Such certification shall be at Tenant’s expense and shall include any and all costs relating to peer reviews as may be required by the appropriate laws of the State of Connecticut.

(E)                                All machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of Landlord’s Building or to the Premises to such a degree as to be objectionable to other tenants shall, at Tenant’s expense, be placed and maintained by Tenant in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

(F)                                 Tenant and its telecommunications companies, including, but not limited to, local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Landlord’s Building for the installation and operation of telecommunications systems, including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Landlord’s Building and from the Building to any other location, without Landlord’s prior written consent (which consent shall not be unreasonably withheld). Landlord makes no representation as to the availability or adequacy of the conduits, pathways or facilities of Landlord’s Building for Tenant’s intended installations. Landlord’s Building is currently served by Comcast and AT&T.  Landlord represents that the conduits, pathways and facilities of the Building are available to provide telecommunication services to the Premises.

10.                               Default.  Each of the following shall be deemed to be an “Event of Default” by Tenant and a breach by Tenant hereunder:  (i) if Tenant shall default in the payment when due of any Base Rent, additional rent, and/or any other sums due under this Lease or any Schedule hereto and such default shall continue for a period of ten (10) days after such due date. Notwithstanding the foregoing, it shall not be an Event of Default if Tenant pays any such delinquent sum within five (5) days after Tenant’s receipt from Landlord of written notice that such sum has not been received by Landlord within the ten (10)-day period following its due date; provided, further, however, that Landlord shall be required to give Tenant such notice of non-payment only once during any twelve (12) consecutive month period and on any subsequent occasion that any sum due under this Lease is not received by Landlord within ten (10) days after the same is due such non-payment shall automatically be an Event of Default; or (ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Base Rent and additional rent) and Tenant shall fail to remedy such default within fifteen (15) days after written notice by Landlord to Tenant of such default (however, if Tenant’s failure cannot reasonably be cured within said fifteen (15) days, Tenant shall be allowed such additional time (not to exceed a total of thirty (30) days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within said fifteen (15) days, and (2) Tenant diligently pursues a course of action that will cure the failure); or (iii) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or (iv) if, within thirty (30) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, of all or any part of Tenant’s property, with or without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied and shall not be dismissed within sixty (60) days; or (v) if the Premises shall become deserted or abandoned; or (vi) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, in violation of the terms of the Lease.  Upon the occurrence, at any time prior to or during the Term, of any one or more such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a five (5) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of the expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable as hereinafter provided.

11.                               Remedies.

(A)                               If there shall have occurred an Event of Default (whether or not Landlord shall have elected to terminate this Lease), or if this Lease and the Term shall expire and come to an end as provided in Paragraph 10 above:

(i)                                     Landlord and its agents and servants may immediately, upon prior written notice or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

(ii)                                  If Landlord regains possession of the Premises, Landlord may relet the whole or any part or parts of the Premises, from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.  Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability of Tenant; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability of Tenant.

(B)                               Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law.  Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.  The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.  In the event of a breach or threatened breach by Tenant, or by any persons claiming through or under Tenant, of any term, covenant or conditions of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.  The right to invoke the remedies hereinbefore set forth is cumulative and shall not preclude Landlord from invoking any other remedy allowed by law or in equity.

12.                               Damages.

(A)                               If this Lease and the Term shall expire and come to an end as provided in Paragraph 10, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Paragraph 11, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(i)                                     Tenant shall pay to Landlord all Base Rent, additional rent and other sums payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be; and

(ii)                                  Tenant shall also be liable for and shall pay to Landlord, as damages, (a) all reasonable costs and expenses incurred by Landlord in connection with the termination of this Lease and/or Landlord’s re-entry upon the Premises and/or any reletting of the Premises, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorney’s fees, alteration costs and other expenses of preparing the Premises for reletting, and (b) any deficiency (referred to as “Deficiency”) between the Base Rent and additional rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the

Term and the net amount, if any, of rents actually collected under any reletting effected pursuant to the provisions of Paragraph 11 for any part of such period; provided, however, that Landlord shall first be entitled to apply the amounts received from any such reletting to the payment of sums owing under subsections (A)(i) and (ii)(a) above.  Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent.  Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii)                               In lieu of claims for damages thereafter arising under (ii)(b) above, Landlord, at Landlord’s sole option, shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the aggregate Base Rent and additional rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term (additional rent to be based upon five (5%) annual increases in the additional rent payable for the immediately preceding twelve (12) month period) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present value by using a discount rate of two (2%) percent per annum.  If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

If and to the extent required by applicable law, Landlord shall be obligated to use commercially reasonable efforts to mitigate its damages.

(B)                               If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Paragraph 12.  Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Base Rent reserved in this Lease.  Nothing contained in Paragraphs 10, 11 or this Paragraph shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Paragraph 12(A).

(C)                                              After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.  In no event shall Landlord be deemed to be in default of any of its obligations under this Lease unless Tenant shall have given Landlord written notice specifying the particular default alleged by Tenant and

Landlord shall have failed to commence (and thereafter continue) to remedy such default within thirty (30) days after receipt of such notice by Landlord, or within such longer period of time as may be reasonable.  Tenant agrees, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, not to exercise any such right (i) until Tenant has notified in writing the holder of any mortgage which at that time shall be lien on the Premises and the lessor under any ground or underlying lease of the nature of such act or omission by Landlord, and (ii) unless such holder or lessor, with reasonable diligence, shall not have commenced and continued to remedy such act or omission within sixty (60) days of receipt of the notice referred to in (i) above.

(D)                                              In the event of any breach or threatened breach by Tenant of any of the covenants or provisions of this Lease (including, without limitation, any anticipatory breach or repudiation of Tenant’s obligations hereunder), Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity; mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.  No receipt of rent by Landlord from Tenant after the termination in any way of this Lease or after giving any notice, shall reinstate, continue or extend the Term, or affect any notice.  No receipt of rent after the commencement of suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term or affect said suit or said judgment.  Tenant, for the Tenant, and on behalf of any and all persons claiming through or under the Tenant, including creditors of all kinds, hereby expressly waives and surrenders any and all rights of redemption granted by or under any present or future laws in the event of this Lease being terminated and/or Landlord obtaining possession of the Premises pursuant to the provisions of this Lease.  The rights and remedies of Landlord set forth in this Paragraph shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other.  Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy, precedes, occurs with or succeeds the exercise of another.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

(E)                                If Tenant fails (a) to perform any of its obligations hereunder and such failure (i) if it relates to a matter which is not of an emergency nature, shall persist for a period of ten (10) days after Landlord shall have given Tenant notice of such failure, or (ii) if it relates to a matter which in Landlord’s reasonable judgment is of an emergency nature, shall remain uncured for a period of twenty four (24) hours after Landlord shall have given Tenant notice of such failure, or (b) to make any payment which Tenant agrees to make, then Landlord shall have the right to perform such obligation, or make such payment, as Tenant’s agent, and in Landlord’s reasonable, commercial discretion as to the necessity therefor, and the full amount of the cost and expense entailed in performing such obligation, or of the payment so made, together with interest thereon at the Applicable Rate shall immediately be owing by Tenant to Landlord as additional rent.

13.                               Holding Over.  It is further mutually agreed that no holding over by the Tenant shall operate to renew this Lease without the written consent of the Landlord.  If the Tenant shall hold over the Premises beyond the period specified herein for the termination of this Lease, Landlord may at its option; (i) elect to treat Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against Tenant provided for herein in the event of default or as otherwise provided by law in this situation or (ii) Landlord may elect to construe such holding over as a tenancy from month to month subject to the same terms and pursuant to the same stipulations, covenants and agreements as are herein contained except the duration thereof and, except the monthly rent payable shall be equal to one hundred fifty (150%) percent (one hundred twenty-five (125%) percent for the first sixty (60) days of such holdover)  of the monthly rent at the end of the Term, including, without limitation, Base Rent and all of the other payments required to be made by Tenant under this Lease for Expense and Tax Increases, Tenant Space Electric Costs, etc.

14.                               Damage or Destruction.

(A)                               Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises.  If the Premises and/or Landlord’s Building shall be damaged by fire or other casualty and (i) if such damage renders all or a substantial portion of the Premises and/or Landlord’s Building untenantable, or (ii) the loss shall not be covered by Landlord’s insurance or the net available insurance proceeds (after deducting all expenses in connection with obtaining same) shall, by reasonable anticipation, be insufficient to pay for the repair or restoration work to be done by Landlord, then in any such event Landlord may terminate this Lease by notice given within ninety (90) days after such event, and upon the date specified in such notice, which shall not be more than sixty (60) days after the giving of said notice, this Lease shall terminate.  Tenant recognizes that there may be from time to time a mortgage or mortgages covering the Premises and the foregoing options with respect to repairing and rebuilding are all subject to any mortgagee on any current or future mortgage agreeing to allow the Premises to be repaired and/or rebuilt under the terms of any such mortgage.  If this Lease shall not be terminated after damage by fire or other casualty, Landlord shall, promptly after receipt of the insurance proceeds for such damage, proceed with the restoration of the Premises and Landlord’s Building to substantially the condition in which the same existed prior to the damage with such changes as Landlord may desire to make, except for Tenant’s Improvements, which shall be restored and/or replaced by Tenant, at its expense. If the damage to the Premises required to be restored by Landlord is not substantially restored within two hundred seventy (270) days from the date of the casualty (subject to extension of said period on account of force majeure or delays caused by Tenant), then Tenant shall have the right to terminate this Lease by giving at least ten (10) days prior written notice thereof to Landlord at any time before the damage is substantially restored. If such damage or access is not substantially restored on or before the expiration of said 10-day period then this Lease shall terminate. Upon request by Landlord, Tenant shall promptly execute any estoppel or other document reasonably required by Landlord’s lender to confirm, to the extent true, that Tenant has no right (or has waived any right it may have) to terminate this Lease in connection with any such fire or other casualty.

(B)                               If (and to the extent that) the Premises are rendered untenantable or wholly inaccessible as a result of any such fire or other casualty, then Tenant’s liability for payment of the Base Rent shall be proportionately abated (based upon the extent to which the Premises are so rendered untenantable) until Landlord’s restoration obligations have been substantially completed; provided, however, in no event shall such abatement exceed the proceeds of loss of rent (or similar insurance) actually received by Landlord with respect to the applicable fire or other casualty.  Except for said abatement, none of Tenant’s other obligations under any provision of this Lease shall be affected, by reason of any damage to or destruction of the Premises or Landlord’s Building by any cause whatsoever, and Tenant hereby expressly waives any and all additional rights as it might otherwise have under any law or statute.

(C)                               Landlord’s obligation or election to restore the Premises under this Paragraph 14 shall not include the repair, restoration or replacement of the furnishings, equipment or any other personal property owned by or in the possession of Tenant, which such furnishings, equipment and other personal property may be repaired and restored by Tenant, at Tenant’s cost and expense.  In addition, Landlord shall not be under any obligation to repair, restore or replace any Alterations, additions, replacements or improvements to the Premises made by or on behalf of Tenant (except that Landlord shall be responsible to repair, restore and/or replace Tenant’s Work (other than any Tenant Specialty Installations (as hereinafter defined)) provided that the same are in fact covered by Landlord’s insurance (and then only to the extent so covered); all such Alterations, additions and improvements to be made by Tenant, at Tenant’s cost and expense.

15.                               Subordination and Attornment.

(A)                               The Tenant covenants and agrees that this Lease and all of Tenant’s rights hereunder and/or interest herein are and shall at all times be subject and subordinate to (i) all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title to Landlord’s Building, (ii) all ground and underlying leases, and (iii) all mortgages and deeds of trust which may now or hereafter be placed upon or affect Landlord’s Building and/or the Premises, and to all renewals, modifications, consolidations, replacements and extensions of such mortgages and/or deeds of trust, to the full extent of amounts secured thereby and interest thereon.  The aforesaid provisions shall be self-operative and no further instruments of subordination shall be necessary.  Should Landlord desire confirmation of such subordination, Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or reasonably commercially desirable by the Landlord to further effect the subordination of this Lease Agreement and Tenant’s rights hereunder.  The Tenant hereby agrees that, if Landlord makes a demand for execution of such an instrument, and ten (10) business days elapse without delivery of such an executed instrument, the Landlord shall have the right and power as agent of the Tenant pursuant to an irrevocable power of attorney, coupled with an interest, hereby granted to Landlord to execute any and all such instruments, and such instruments executed by the Landlord as Tenant’s agent shall have the same effect, and be as binding upon the Tenant as if they were only executed by the Tenant itself.

(B)                               In the event of (a) a transfer of Landlord’s interest in the Premises, (b) the termination of any ground or underlying lease or (c) the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or the purchase pursuant to a power of sale contained in any mortgage, then in any of such events Tenant shall, at Landlord’s request or at the request of any such transferee, purchaser or lessor, attorn to and recognize the transferee or purchaser of Landlord’s interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall, subject to the provisions of Paragraph 26(A) hereof, continue as a direct lease between such person, as “Landlord”, and

Tenant, as “Tenant”, except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord prior to such lease termination or prior to such person’s succession to title, nor be subject to any offset, defense or counterclaim accruing prior to such lease termination or prior to such person’s succession to title, nor be bound by any payment of Base Rent, additional rent or other sums payable by Tenant hereunder prior to such lease termination or prior to such person’s succession to title for more than one month in advance or by any modification, amendment, waiver, compromise, release or discharge of any obligation of Tenant hereunder unless the same shall have been specifically known to the lessor or consented to in writing by the lessor under such ground or underlying lease or the mortgagee under said mortgage, and such person and each person succeeding to such person’s interest in the Premises shall not be liable for any warranty or guaranty of Landlord under this Lease.

(C)                               With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees: (i) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as any assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and (ii) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon the foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.

16.                               Maintenance of Premises.

(A)                               Landlord shall make necessary structural repairs to the Premises and shall keep in good condition and repair the foundations and roof of the Premises and the building systems serving the Premises and shall maintain the Common Areas in good condition and repair.  Landlord shall not be required to make any such repairs where same were caused or occasioned by any act, omission or negligence of Tenant, any subtenant or concessionaire of Tenant, or any of their respective officers, employees, agents, customers, invitees or contractors.  Landlord shall not be required to commence any such repair until notice shall be received from Tenant specifying the nature of the repair.  The provisions of this Paragraph shall not apply in the case of damage by fire or other casualty or by eminent domain, in which case the obligations of the parties shall be as provided in other Paragraphs of this Lease.

(B)                               Except for repairs and maintenance required to be performed by Landlord under Subparagraph (A) above, Tenant, at its own expense, shall perform all maintenance and make all repairs and replacements in or to the Premises, and shall keep clean, neat, safe, sanitary, in good order, repair and condition (including all painting and decorating necessary to maintain at all times a clean and sightly appearance) the Premises.  Without limiting the generality of the foregoing, Tenant is specifically required to make repairs (a) to the portion of any pipes, lines, ducts, wires or conduits contained within and serving only the Premises; (b) to windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (c) to any lighting or plumbing equipment or fixtures installed in the Premises; and (d) to the Premises or Landlord’s

Building when repairs to the same are necessitated by any act or omission of Tenant, its agents, employees, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease. With respect to any maintenance, repair or replacement required to be performed by Tenant under any provision of this Lease,  Landlord shall have the right and option (but not the obligation) to perform the same on behalf of Tenant, and at Tenant’s sole cost and expense.  In the event that Landlord elects to perform any of the foregoing on behalf of Tenant, then, at the sole option of Landlord, Tenant shall pay Landlord on demand all costs and expenses incurred by Landlord in performing same, or all such costs and expenses shall be considered to be a part of Operating Expenses and treated in the manner set forth in Paragraph 4(C) above.

(C)                               The rent hereunder shall in no case be withheld or diminished on account of any defect in such property, any change in the condition thereof, any damage occurring thereto, or the existence with respect thereto of any violations of the laws or regulations of any governmental authority except as otherwise specifically provided herein.

(D)                               For purposes hereof, “Tenant Specialty Installations” shall mean interior finishes (e.g., wallpaper, floor coverings), supplemental HVAC, computer, telephone, data and office equipment (and the wiring and cabling therefor) and specialized interior improvements and additions which are not customarily part of a standard office building fit-up, regardless of who installed same.  Notwithstanding anything contained herein to the contrary, Landlord shall not be responsible to insure, maintain, repair or replace any of Tenant’s personal property or any Tenant Specialty Installations, all of which shall be insured, maintained, repaired and/or replaced, as the case may be, solely by and at the expense of Tenant.

17.                               Services.  Landlord shall furnish or cause to be furnished the utilities and/or services set forth in Schedule D attached, provided, however, Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth in the attached Schedule D, (ii) any use beyond what Landlord agrees herein or in the attached Schedule D to furnish, (iii) special electrical, cooling and ventilating needs created by Tenant’s telephone equipment, computers, electronic data processing equipment and other similar equipment or uses (the “Special Electrical Requirements”), all of which shall be paid for by Tenant, or (iv) any overtime or additional services requested by Tenant as set forth in Schedule D hereof.  Landlord shall not be liable to Tenant or anyone claiming under Tenant for the interruption or cessation, or change in quantity or character, of any such utility or service or any other utility or service rendered to the Premises or Landlord’s Building pursuant to the terms of this Lease, whenever and for so long as may be necessary by reason of accident or emergency, strikes, or any cause beyond Landlord’s reasonable control, or for repairs, alterations, replacements or improvements, which, in the reasonable judgment of Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed.  If (and to the extent that) the Premises are rendered untenantable or wholly inaccessible as a result of any such interruption, cessation or change which is within Landlord’s reasonable control to cure for more than seven (7) consecutive days, then Tenant’s liability for payment of the Base Rent shall be proportionately abated (based upon the extent to which the Premises are so rendered untenantable) until the Premises once again become tenantable and accessible; provided, however, in no event shall such abatement exceed the proceeds of loss of rent (or similar insurance) actually received by Landlord with respect to the applicable event.  Except as otherwise expressly provided herein, no such interruption, cessation or change shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

18.                               Utility Charges.  Except as otherwise may be provided herein in Paragraph 4., Tenant, at its expense, shall be responsible for provision for and payment of all utilities used or consumed by Tenant upon the Premises which are not provided for and paid by Landlord, including for example, telephone service, cable television service, internet and e-mail services, wire services and the like.  Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises, which shall accommodate at least six (6) watts per usable square feet of space. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or any additions to machines, equipment or other appliances in the Premises which utilize electrical energy without the prior consent of Landlord in each instance, which consent shall not be unreasonably withheld.

19.                               Insurance.

(A)                               Tenant shall secure and carry, at its own expense, throughout the Term, the following insurance:  (a) commercial general liability insurance in respect of the Premises and the conduct and operation of business therein, with Landlord as an additional insured, and, at Landlord’s written request, with the mortgagees of all or any part of Landlord’s Building as additional insured(s), with limits of not less than TWO MILLION ($2,000,000) DOLLARS for bodily injury or death to any one person and FIVE MILLION ($5,000,000.00) DOLLARS for bodily injury or death to any number of persons in any one occurrence, and ONE MILLION ($1,000,000.00) DOLLARS for property damage, including water damage and sprinkler leakage legal liability, to be written on an “occurrence basis”, so-called, (b) fire and extended coverage insurance in respect of Tenant’s fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other Tenant’s Improvements and/or property of Tenant in the Premises in amounts equal to the full replacement value thereof, and (c) any other insurance reasonably required by Landlord.  Tenant shall deliver to Landlord and any additional insured(s) certificates evidencing such fully paid-for policies at least ten (10) days before the commencement of the Term.  Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates evidencing such renewal policy at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the State of Connecticut and reasonably acceptable to Landlord, and shall, where applicable, be written on an “occurrence basis”, so-called and all such policies (and the certificates therefor) shall contain a provision whereby the same cannot be changed or canceled unless Landlord and any additional insured(s) are given at least ten (10) days’ prior written notice of such change or cancellation.

(B)                               Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Premises or use or occupy the Premises or conduct or operate Tenant’s business in any manner reasonably objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Premises or Landlord’s Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses.  In case of a breach of this covenant, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify and hold Landlord harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord, as additional rent, any and all increases or premiums on any insurance, including, without limitation, fire insurance and rent insurance, resulting from any such breach.

20.                               Tenant’s Liability and Indemnification of Landlord.  Tenant hereby covenants and agrees, at Tenant’s sole cost and expense, to indemnify Landlord, its property manager, and their respective officers, agents, servants and employees, and the holder of any mortgage of any part of Landlord’s Building, (the “Other Indemnitees”), of and from and hold Landlord and the Other Indemnitees harmless from and against any and all loss, cost, liability and expense of any nature whatsoever that may arise out of or on account of (a) Tenant’s use and occupancy of the Premises; or (b) Tenant’s breach or default of any term, covenant, condition or provision of this Lease; or (c) any act, omission or negligence of Tenant or Tenant’s agents, contractors, servants, employees, licensees or invitees; or (d) any accident, injury or damage to person or property (or the Premises) in or about the Premises; or (e) any matter, cause or thing relating to the Premises; provided, however, as set forth above, that the foregoing indemnity by Tenant shall not include or apply to any negligent or intentional acts or omissions of Landlord, its agents, employees or contractors and/or any breach of this Lease by Landlord (“Landlord Acts”). Landlord agrees to indemnify Tenant and hold Tenant harmless from and against any and all liability to unrelated third parties that may arise out of or on account of any Landlord Acts.  In case of any action or proceeding on any such claim or demand being brought against the Landlord and/or any of the Other Indemnitees, the Tenant, upon notice from the Landlord, covenants to resist and defend such action or proceeding.  Landlord may also resist and defend such action in the event Tenant refuses to do so, and in such event, the Tenant shall reimburse the Landlord for all reasonable costs which the Landlord may incur in so doing.

Tenant agrees that all property of any kind owned by or in the possession, use, care, custody or control of Tenant and situated (whether permanently or temporarily) upon the Premises shall be on the Premises at the sole risk and hazard of Tenant and without liability of any sort by Landlord, and Tenant waives all rights of action of any sort for damage to any of said property however such damage may arise, from whatever manner or cause.  In extension and not in limitation of the foregoing, Tenant waives any and all rights of recovery which Tenant might otherwise have against Landlord as the result of loss or damage to any of said property arising from any of the perils insured against under an all risk/special peril insurance policy, whether or not such loss or damage is caused in any part by Landlord’s negligence or neglect, and all insurance policies carried by Tenant respecting any of said property shall be endorsed to state that the respective insurance carriers have received and accepted notice of the provisions of this

Lease and have waived any and all rights of subrogation against Landlord that might arise under such policies. Landlord agrees to waive any and all rights of recovery which Landlord might otherwise have against Tenant as the result of loss or damage to Landlord’s Building arising from any of the perils insured against under an all risk/special peril insurance policy, whether or not such loss or damage is caused in any part by Tenant’s negligence or neglect and all insurance policies carried by Landlord respecting Landlord’s Building shall be endorsed to state that the respective insurance carriers have received and accepted notice of the provisions of this Lease and have waived any and all rights of subrogation against Tenant that might arise under such policies.  Tenant shall, at its own expense, take all safety precautions reasonably required in connection with its lease of the Premises. Tenant’s obligations under this Paragraph shall survive the expiration or sooner termination of the Term.

21.                               Landlord May Pay Tenant’s Obligations.  In the event that the Tenant does not make any of the payments required of it when due for the expenses and obligations, or for any taxes it is required to pay, or for any insurance premiums or payments it is required to pay, or for any item or payment or expense required of Tenant under this Lease, the Landlord, after mailing notice to Tenant and failure by Tenant to make any of such payments within ten (10) business days of such mailing, may in the case of payments to be made to someone other than the Landlord elect to make such payment or payments on the Tenant’s behalf, but shall not be obliged to do so.  In the event that the Landlord shall make such payment or in the event that the Tenant fails to make within ten (10) business days of such mailing a payment owed to the Landlord, Tenant shall reimburse Landlord therefor on demand, together with interest at the Applicable Rate (hereinafter defined), which interest shall accrue until such amount has been repaid to the Landlord, whether before or after demand, and whether or not any judgment is rendered thereon.

22.                               Costs of Collection.  In the event of any litigation between Landlord and Tenant relating to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party in such action all reasonable out-of-pocket costs incurred by the prevailing party in such action.

23.                               Eminent Domain.

(A)                               In the event that the whole or any substantial part of Landlord’s Building and/or the Premises shall, during the Term, be taken by condemnation or eminent domain for any public or quasi-public use or purpose (or transferred under threat of any such action), then and in such event all sums that may be awarded as compensation for said taking shall be the sole property of Landlord, and upon such takings, this Lease shall, at the sole option of Landlord (or, in the event of any taking of the Premises, Tenant), thereby cease and end by limitation, from the date of the vesting of said premises in the proper authorities exercising the right of eminent domain.  In the event that Landlord and, if applicable, Tenant, shall not elect to terminate this Lease upon any such taking, then to the extent that a portion of the Premises is so taken, the Base Rent payable hereunder and any additional rent payable hereunder, the calculation of which takes into account the rentable square footage contained in the Premises, shall be reduced in the proportion that the area (which is part of the Premises) so taken bears to the entire area of the Premises prior to such taking.

(B)                               Nothing herein shall in any way prevent Tenant from making and collecting a claim against the condemning authority, including any claim for payment of moving expenses and/or severance expenses or any other compensation or reimbursement that Tenant may be entitled to receive by law directly from the condemning authority as of the date of condemnation, provided that any such claim shall not be deductible from any award otherwise payable to Landlord.

(C)                               Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord, or join with Landlord in any petition for the recovery of damages, if requested by Landlord.  If Tenant shall fail to execute such instruments as may be required by Landlord, or to undertake such other steps as may be required by Landlord, or to undertake such other steps as may be requested as herein stated, then and in any such event, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps as herein stated in and on behalf of Tenant.

24.                               Inspection by Landlord.  Landlord and Landlord’s agents shall have the right, at reasonable times (and in emergencies at all times) and upon reasonable advance notice (which may be oral), to enter upon the Premises to examine or inspect the same, or to exhibit same to prospective purchasers or lessees, or to make such repairs, alterations, improvements or additions in or to the Premises and/or Landlord’s Building (including, without limitation, the installation, repair and replacement of pipes, ducts, conduits, utility lines, wires and the like) as Landlord may deem necessary or commercially reasonably desirable, and shall be performed in a workmanlike manner,  and to take all materials into the Premises therefor, without the same constituting and eviction of Tenant in whole or in part and the rent reserved hereunder shall in no event abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business or otherwise.  If Tenant or a representative of Tenant shall not be personally present to open and permit an entry into said Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease.  In the exercise of the rights granted herein to the Landlord, Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s use of the Premises. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or any part thereof, except as otherwise herein specifically provided, excluding liability for Landlord’s acts of gross negligence or intentional acts

25.                               Risk of Loss.  It is expressly understood and agreed that Landlord and its agents shall not be responsible or liable for any loss or damage to any property of Tenant or of others entrusted to employees of the Landlord’s Building, nor for the loss or damage to any property of Tenant by theft or otherwise.   Landlord and its agents shall not be liable for an injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Landlord’s Building or from the pipes, appliances or plumbing works or from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, Landlord shall not be liable for any damages arising from acts of neglect of co-tenants or other occupants of the same building, or of any owners or occupants of adjacent or contiguous property.  Landlord shall not be responsible for any loss occasioned by the interruption of any utility service provided to the Premises such as electricity or water.  Tenant shall give immediate notice to Landlord in case of accidents in the Premises or in the Landlord’s Building or of defects therein or in any fixtures or equipment.

26.                               Landlord Status.

(A)                               Tenant and Landlord understand and agree that the person or persons signing below for Tenant and for Landlord are signing in representative capacity only and shall have no personal liability hereunder or with respect to the transactions contemplated hereby.  Tenant understands and agrees that there shall be absolutely no personal liability on the part of the persons constituting Landlord to the Tenant with respect to any of the terms, covenants and conditions of this Lease and Tenant shall look solely to the equity of the Landlord or any successor in interest to the Landlord in the fee and leasehold estate of the Landlord, as the case may be, in and to Landlord’s Building for the satisfaction of each and every remedy of the Tenant in the event of any breach by the Landlord or by any successor in interest to the Landlord of any of the terms, covenants and conditions of this Lease to be performed by the Landlord.  Such exculpation of personal liability of Landlord is absolute and without any exception whatsoever, and Tenant waives any right to look to the any other assets of Landlord and/or to any of the partners in Landlord and/or to any of their individual assets for satisfaction of any such liability.

(B)                               Supplementing the foregoing provisions of this subparagraph (A), in the event of any actual or alleged failure, breach or default under this Lease by Landlord, Tenant’s sole and exclusive remedy shall be an action against Landlord’s interest in Landlord’s Building to compel performance by Landlord or to recover the actual damages (in no event to include incidental, consequential, special and/or punitive damages) suffered by Tenant as a result of such failure, breach or default, and no principal of Landlord (as hereinafter defined) shall be sued, be subject to service of process, or have a judgment obtained against such principal in connection with any such alleged failure, breach or default, and no writ of execution shall be levied against any assets of Landlord (other than its interest in the Landlord’s Building) or against the assets of any principal of Landlord.  The covenants and agreements in this Paragraph 26(A) are enforceable by Landlord and also by any principal of Landlord.  For purposes hereof, the term “principal of Landlord” shall mean any partner in Landlord and/or any officer, director, trustee, shareholder, employee or representative of Landlord.

(C)                               Upon any transfer of Landlord’s interest in the Premises and in this Lease (other than any such transfers to a mortgage lender as security for indebtedness of Landlord), then the Landlord shall be automatically released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder excluding claims caused by the gross negligence or intentional acts of Landlord.

27.                               Rules and Regulations.  Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with such reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt respecting the use, occupancy and/or management of Landlord’s Building.  Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease, as against any other tenant or occupant of Landlord’s Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, visitors or licensees.  The current rules and regulations respecting Landlord’s Building are set forth in Schedule E attached. Landlord shall notify Tenant in writing of any changes in said rules.

28.                               Force Majeure.  Landlord shall not be in default hereunder if Landlord is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, by reason of fire or other casualty, strikes or labor troubles, governmental pre-emption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its reasonable control.  Except as otherwise provided herein, such inability or delay by Landlord in fulfilling any of its obligations hereunder shall not affect, impair or excuse Tenant from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on Tenant’s part to be performed, nor result in any abatement of rents or additional rents payable hereunder, which shall in any event be due and payable as and when provided for hereunder.

29.                               Estoppel Certificate.  Upon request of the Landlord, the Tenant will, within ten (10) business days after request by Landlord, at no charge to Landlord, execute and deliver to the Landlord an instrument prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant’s knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that the Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party.  Said instrument shall be in such form and substance as Landlord may request.

30.                               Assignment and Subletting.

(A)                               Tenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Lease or any interest therein, or sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Premises by any person, without the prior written consent of Landlord, which consent may not be unreasonably withheld by Landlord. Neither the consent of Landlord to an assignment, subletting, concession, or license, nor the reference in this Lease to assignees, subtenants, concessionaires or licensees, shall in any way by construed to relieve Tenant of the requirement of obtaining the prior written consent of Landlord to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Premises.  In the event Landlord consents to any assignment of this Lease, the assignee shall execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume all of Tenant’s obligations under this Lease, whether arising before or after such assignment. Notwithstanding anything contained herein to the contrary, in the case of any assignment of this Lease or subletting of any portion of the Premises, including, without limitation, any assignment or subletting permitted or consented to, the original Tenant named herein and any other person(s) who at any time was or were Tenant shall remain jointly and severally, primarily liable on this Lease, as the same may be amended, modified, extended or renewed.  Any violation of any provision of this Lease by any assignee, subtenant or other occupant shall be deemed a violation by the original Tenant named herein, the then Tenant and any other person(s) who at any time was or were Tenant, it being the intention and meaning that the original Tenant named herein, the then Tenant and any other person(s) who at any time was or were Tenant shall all be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants and other occupants of the Premises.  If this Lease shall be assigned or if the Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Tenant named herein, Landlord may collect rent from any assignee and/or any subtenants or occupants, and apply the net amounts collected to the Base Rent, additional rent and other sums payable hereunder, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of any person from the further performance by such person of the obligations of Tenant under this Lease.

(B)                               For the purposes of this paragraph, the transfer or disposition (whether direct or indirect) of a majority of Tenant’s assets or capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded), or the merger, consolidation or reorganization of such Tenant, or the transfer or disposition of all or a majority of the general partnership interest in any partnership Tenant or of all or a majority of the membership interests in any limited liability company Tenant, shall be considered an assignment of this Lease for which Landlord’s consent shall be required.

(C)                               Supplementing the provisions of subparagraph (A) above:  If Tenant shall desire to assign this Lease, or sublet the Premises or any part thereof, it shall first submit in writing to the Landlord a notice setting forth in reasonable detail:  (i) the identity and address of the proposed assignee or sublessee; (ii) in the case of a subletting, the terms and conditions thereof; (iii) the nature and character of the business of the proposed assignee or sublessee and its proposed use for the Premises; (iv) evidence that the proposed assignee or sublessee is a United States citizen or citizens or a corporation qualified to do business in the State of Connecticut and organized and existing under the laws of one of the States of the United States; (v) banking, financial and other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibilities; (vi) in the case of a subletting of only a portion of the Premises, plans and specifications for Tenant’s layout, partitioning, and electrical installations for the portion of the Premises to be sublet; and (vii) the effective date of the proposed assignment or the commencement date of proposed subletting.  The Premises shall not, without Landlord’s prior consent, be listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the Base Rent and all additional rent then payable, or (b) the then prevailing rental rate for other space in the Building.  In no event may the proposed assignee or subtenant then be a tenant, subtenant, assignee or occupant of any space in Landlord’s Building, nor shall the proposed assignee or subtenant be a person or entity who has dealt with Landlord or

Landlord’s agent (directly or through a broker) with respect to space in Landlord’s Building during the twelve (12) months immediately preceding Tenant’s request for Landlord’s consent. Tenant shall reimburse Landlord for all reasonable costs and expenses (including, without limitation, attorneys’ fees) which are incurred by Landlord in connection with any proposed assignment or subletting.

(D)                               Intentionally Omitted.

(E)                                Supplementing the provisions of subparagraph (A) above:  In the event Tenant proposes to sublet any portion of the Premises, Landlord, at Landlord’s sole option, may give to Tenant, within sixty (60) days after the submission by Tenant to Landlord of the statement required to be submitted in connection with such proposed subletting, a notice electing to eliminate such portion of the Premises, (said portion is referred to as the “Eliminated Space”), from the Premises commencing on the date, (referred to as the “Elimination Date”), immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in such statement, and in the event such notice is given (i) the Eliminated Space shall be eliminated from the Premises; (ii) Tenant shall surrender the Eliminated Space to Landlord on or prior to the Elimination Date in the same manner as if said Date were the expiration date of the Term; (iii) if the Eliminated Space shall constitute less than an entire floor (a) Landlord, at Landlord’s expense, shall have the right to make any alterations and installations in the Premises required, in Landlord’s judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Landlord pursuant to this Subdivision (iii)), providing access from the Eliminated Space to the core area, and (b) Landlord and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; and (iv) the Base Rent and Tenant’s Proportionate Share, shall each be reduced to reflect the elimination from the Premises of the number of rentable square feet contained in the Eliminated Space.

(F)                                 Supplementing the provisions of subparagraph (A) above only:  If Tenant shall enter into any sublease as may be permitted or consented to under this Lease, Tenant shall, in addition to any other sums payable under this Lease, pay to Landlord as additional rent, fifty (50%) percent of the amount of any and all rents, additional charges, or other consideration payable under or in connection with the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, or other personal property) which is in excess of the Base Rent and additional rent accruing under this Lease during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms hereof.  The sums payable under this paragraph shall be paid to Landlord as and when payable by the subtenant to Tenant.

(G)                               Supplementing the provisions of subparagraph (A) above:  If Tenant, or any subtenant or other person claiming through or under Tenant, shall assign or have assigned its interest as Tenant under this Lease or its interest as subtenant under any sublease, as the case may be, Tenant shall pay to Landlord a sum equal to any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant for such assignment.  All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon receipt thereof by Tenant or by any subtenant or other person claiming through or under Tenant and, if requested by Landlord, Tenant shall promptly enter into a written agreement with Landlord setting forth the amount of such sums to be paid to Landlord; however, neither Landlord’s failure to request the execution of such agreement nor Tenant’s failure to execute such agreement shall vitiate the provisions of this Paragraph.  For the purposes of this Paragraph, a trustee, receiver or other representative of the Tenant’s or any subtenant’s estate under any federal or state bankruptcy act shall be deemed a person claiming through or under Tenant.  Neither Landlord’s consent to any subletting nor anything contained in this Paragraph shall be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Premises by others.

(H)                              At the request of Landlord, Tenant shall execute and deliver an instrument or instruments, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Paragraph; provided, however, neither Landlord’s failure to request any such instrument nor Tenant’s failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Paragraph.  The failure by Landlord to exercise any right or option under this Paragraph 30 with respect to any proposed assignment or subletting shall not be deemed a waiver of such option with respect to any subsequent proposed assignment or subletting or otherwise modify, affect or diminish the provisions of subparagraph (A) above.

(I)                                   Notwithstanding the foregoing provisions of this Paragraph 30, so long as no default exists under this Lease at the effective date of the proposed assignment or subletting, this Lease may be assigned, or the Premises may be sublet, in whole or in part, upon at least thirty (30) days’ prior written notice to Landlord, to any Affiliate or Successor of Tenant. In the event of any such assignment, Tenant shall remain primarily liable, jointly and severally with any assignee for all the obligations of the Tenant under this Lease, as this Lease may be renewed, extended, modified or amended.  Tenant shall promptly provide to Landlord any information reasonably requested by Landlord to verify the applicability of this subparagraph (I).  In the event of any such assignment pursuant to this subparagraph (I), the following provisions shall apply:

(i)                                     The assignee shall assume, by instrument in form and consent satisfactory to Landlord, the due performance of all Tenant’s obligations under this Lease (regardless of whether arising before or after the date of the assignment);

(ii)                                  The assignor shall acknowledge, by instrument in form and consent satisfactory to Landlord, that the assignor remains primarily liable, jointly and severally with any assignee, for the due performance of all Tenant’s obligations under this Lease (regardless of whether arising before or after the date of the assignment), as this Lease may be renewed, extended, modified or amended; and

(iii)                               A fully executed original of each the instruments referred to in (i) and (ii) above shall be submitted to Landlord prior to the effective date thereof.

In the event of a subletting pursuant to this subparagraph (I), the following provisions shall apply:

(iv)                              The subtenant shall assume, by instrument in form and consent satisfactory to Landlord, the due performance of all Tenant’s obligations under this Lease, to the extent provided for in the Sublease (and in the case of a subletting of less than the entire Premises, the subtenant shall assume only its proportionate share of Tenant’s obligations hereunder);

(v)                                 A copy of the original, fully executed sublease shall be submitted to Landlord prior to the effective date thereof; and

(vi)                              The sublease delivered to Landlord in accordance with subsection (v) above shall provide that (1) such sublease is and shall be subject and subordinate to this Lease and any then existing or future modifications thereof; and (2) in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all the right, title and interest of Tenant, as sublessor under such sublease, except that the Landlord shall not (x) be liable for any previous acts or omissions of Tenant, as sublessor under such sublease, or (y) be subject to any offsets, not expressly provided for in such sublease, against Landlord, or (z) be bound by any previous modification of such sublease to any previous prepayments of more than one month’s rent.

For the purpose of this subsection (I), an “Affiliate” or a “Successor” of Tenant shall mean the following: (i) an “Affiliate” shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant.  For this purpose, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise; and (ii) a “Successor” of Tenant shall mean:

(1)                                 An entity in which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation, or

(2)                                 An entity acquiring (x) this Lease and substantially all of the property and assets of the Tenant, its successors or assigns, or (y) all or substantially all of the issued and outstanding stock or other equity interests of Tenant;

provided that, in any such case, the tangible net worth of the surviving or acquiring entity is at least equal to the greater of (1) the tangible net worth of Tenant on the date of this Lease, or (2) the tangible net worth of Tenant on the date of such acquisition, as demonstrated to Landlord’s reasonable satisfaction.

31.                               Partial Enforcement.  No delay or omission by Landlord to exercise any rights, power or privileges accruing upon any non-compliance or default by Tenant with respect to any of the terms hereof shall impair any such right, power or privilege or be construed to be a waiver thereof, and every such right, power and privilege may be exercised at any time during the continuance of such non-compliance or default.  It is further agreed that a waiver by Landlord of any of the covenants or agreements hereof to be performed by Tenant shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained to be performed by Tenant.

32.                               Validity and Enforcement.  This Lease constitutes the entire Agreement between the parties hereto with respect to the transactions contemplated herein and the Lease shall not be modified in any way except by a written instrument signed by Landlord and Tenant.  All negotiations and oral agreements acceptable to both parties are included herein.

33.                               PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL.  TENANT, FOR ITSELF AND FOR ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278(A) OF THE CONNECTICUT GENERAL STATUTES, OR ITS SUCCESSOR PROVISIONS IF AMENDED, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON THE TENANT BY SAID ACT TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY UNDER SECTIONS 52-278(A) TO 52-278(G), OR THEIR SUCCESSOR PROVISIONS IF AMENDED, INCLUSIVE OF SAID STATUTES.  SUCH WAIVER IS INTENDED AS A WAIVER IN ACCORDANCE WITH SECTION 52-278(F) OR ITS SUCCESSOR PROVISIONS IF AMENDED, OF SAID STATUTES.  TENANT FURTHER WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED BY ANY PRESENT OR FUTURE LAW TO REDEEM THE SAID PREMISES, OR TO ANY NEW TRIAL IN ANY ACTION OF EJECTMENT UNDER ANY PROVISION OF LAW, AFTER RE-ENTRY THEREUPON, OR UPON ANY PART THEREOF, BY THE LANDLORD, OR AFTER ANY WARRANT TO DISPOSSESS OR JUDGMENT IN EJECTMENT.  IF THE LANDLORD SHALL ACQUIRE POSSESSION OF THE SAID PREMISES BY SUMMARY PROCEEDINGS, OR IN ANY OTHER LAWFUL MANNER WITHOUT JUDICIAL PROCEEDINGS IT SHALL BE DEEMED A RE-ENTRY WITHIN THE MEANING OF THAT WORD AS USED IN THIS LEASE.  IN THE EVENT THAT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF RENT OR OTHER CHARGES PROVIDED FOR IN THIS LEASE, THE TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION.  THE TENANT AND THE LANDLORD BOTH WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR

PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS LEASE, OR ANY OF ITS PROVISIONS.

34.                               Brokerage.  Tenant and Landlord warrant and represent to the other that neither  has had any  dealings with any broker or agent other than Cushman & Wakefield of Connecticut and Press/Cuozzo Realtors (collectively the “Broker”), in connection with this Lease (whose fees and commissions shall be paid by Landlord pursuant to a separate agreement between Landlord and Cushman & Wakefield of Connecticut) and that, insofar as they  know, no other broker negotiated this Lease or is entitled to any commission in connection herewith.    Each party agrees to indemnify, defend and hold, harmless the other party from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of, or have dealt with, such party in connection with this Lease.

35.                               Environmental Obligations.

(A)                               The Tenant covenants that no Hazardous Materials (as hereinafter defined) shall be brought onto, or stored or used at the Premises by the Tenant or any of its employees, agents, contractors, licensees, or invitees, except for lawful materials that are typically found at office complexes similar to the Premises all of which shall be used, stored, transported and disposed above by Tenant in full compliance with all applicable Requirements.  No Hazardous Materials shall be placed into the plumbing or waste treatment systems of the Premises by the Tenant or any of its employees, agents, contractors, licensees, or invitees.  The Tenant shall hold harmless, indemnify and defend the Landlord and the Other Indemnitees from and against any Environmental Damages (as hereinafter defined) resulting from events occurring on or about the Premises during the Term and which are caused by the Tenant or any of its employees, agents, contractors, licensees, or invitees.  Notwithstanding anything contained herein to the contrary, Tenant shall not cause the Premises to be or become an “establishment” as that term is defined in the Transfer Act, Conn. General Statutes §22a-134 et seq. The Tenant’s indemnification obligation hereinabove set forth shall survive the expiration or earlier termination of this Lease.

(B)                               The Tenant shall promptly notify the Landlord when the Tenant becomes aware of (i) the presence of any Hazardous Materials on the Premises, and (ii) the release to the Premises or the air of any Hazardous Materials, whether or not caused or permitted by the Tenant.  Such notice shall include as much detail as reasonably possible, including identity of the location, type and quantity of Hazardous Materials released.  The Tenant, at its sole expense, shall promptly take all actions required by applicable Requirements to return the Premises to the condition existing prior to the events which resulted in Environmental Damages for which it is responsible hereunder.

(C)                               “Environmental Damages” shall mean all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, and any other costs and expenses, including, without remediation costs, resulting from the existence on or in, or release to the ground or air of Hazardous Materials in violation of or alleged to be in violation of the Requirements applicable thereto, including any attorneys’ fees, disbursements, consultant’s fees and other costs resulting from (i) investigation and defense of any alleged claim, and (ii) directive of any governmental authorities, whether or not the claims or directives are groundless, false or fraudulent or ultimately defeated, and (iii) any settlement or judgment.

(D)                               “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste (including constituents thereof) which is or becomes regulated by one or more governmental authorities.  The words “Hazardous Materials” include, without limitation, any material or substance which is (i) listed or defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “toxic substance” under any Requirements, (ii) petroleum and its byproducts, (iii) asbestos, radon gas, urea formaldehyde foam insulation, (iv) polychlorinated biphenyl, or (v) designated as a hazardous or toxic waste or substance or words of similar import pursuant to the Federal Water Pollution Control Act (33 U.S.C. § 1317), the Federal Resource Conservation and Recovery Act, (42 U.S.C. § 6903), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §§ 9601 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), or the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.).

36.                               Notice.  Any notice or demand, which, under the terms of this Lease or under any statute must or may be given or made by the parties hereto, shall be in writing, and may be given or made by hand delivery, by recognized overnight courier service, or by mailing the same by registered or certified mail, return receipt requested, to the parties at their addresses set forth above (or, after the Commencement Date, to Tenant at the Premises), or to such person and address as either party may, from time to time, designate upon at least ten (10) days prior written notice.

37.                               End of Term.  At the expiration or sooner termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean and in good order and condition, ordinary wear and tear excepted.  At such expiration or sooner termination Tenant shall remove all property of Tenant and all Alterations required to be removed by Landlord pursuant to the terms of Section 9(B) hereof, and Tenant shall repair all damage to the Premises caused by such removal and, to the extent required under said Section 9(B), restore the Premises to the condition in which they were prior to the installation of the items so removed.  Any property of the Tenant which shall remain in or upon the Premises after the expiration of the Term or sooner termination thereof and the removal of the Tenant from the Premises may, at the option of the Landlord, be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit.  If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay.  Tenant’s obligations under this Paragraph shall survive the expiration or sooner termination of the Term.

38.                               Recordation.  Tenant agrees not to record or cause to be recorded this Lease or any memorandum hereof on the Land Records of the City of New Haven.  A recording of this Lease or any memorandum hereof on the Land Records of the City of New Haven by the Tenant may be deemed by Landlord to be a material breach on the part of Tenant and at Landlord’s option the Lease may be terminated.

39.                               Interest.  From on and after the due date of any payment of rent, additional rent or other amounts or charges to be paid to the Landlord by Tenant, as provided in this Lease, interest shall, at Landlord’s option, accrue at a rate equal to three (3%) percent per annum above the Prime Rate (hereinafter defined), but not exceeding the maximum rate allowed by law and shall be payable on demand, (the “Applicable Rate”).  The “Prime Rate” is the Prime Rate as published in the “Money Rates” table of the Wall Street Journal by Dow Jones & Company, Inc.  If more than one Prime Rate is published in the “Money Rates” table the highest of those Prime Rates will apply.  If the Wall Street Journal ceases publication, or ceases to publish a Money Rates table or if a Prime Rate is no longer included among the rates published therein, Landlord will designate a comparable index.

40.                               Consents and Approvals.  In the event that Tenant shall seek the approval by or consent of Landlord and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord unless it is found that Landlord withheld its consent in bad faith, it being intended that Tenant’s sole remedy absent a finding of bad faith by Landlord shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

41.                               Miscellaneous.

(A)                               Successors and Assigns.  Subject to Paragraph 30 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns; and, except as otherwise provided herein, all references herein to Landlord and Tenant shall be deemed to include all such parties.

(B)                               Entire Agreement.  This Lease, and the schedules and exhibits attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(C)                               Execution and Delivery; Counterparts.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.  This Lease may be executed in one or more counterparts, which when taken together shall constitute one and the same single instrument.

(D)                               Severability.  If any provision of this Lease or any application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(E)                                Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

(F)                                 Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

(G)                               Captions.  The captions preceding each of the numerical paragraphs in this Lease are inserted only for the convenience of the parties and for reference purposes and in no way define, limit or otherwise restrict or have any legal effect whatsoever on any provision of this Lease.

(H)                              No Waiver.  No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall in itself renew, reinstate, continue or extend the Term or affect any such notice or suit.  No waiver of any default of Tenant or Landlord shall be implied from any omission by Landlord or Tenant, respectively, to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

(I)                                   Definition of Landlord; Landlord’s Liability.  The word “Landlord” is used herein to include the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord.  Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations which may have theretofore accrued.

(J)                                   Tenant’s Financials; Financial Reports.  Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations.  Tenant hereby represents, warrants and certifies to Landlord that its financial statements and all related documents and information previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.  The provisions hereof regarding the provision by Tenant of financial statements shall not apply so long as Tenant is a publicly traded company registered on a United States national securities exchange.  At any time during the Term, within fifteen (15) days after Landlord’s request therefor, Tenant shall furnish to Landlord Tenant’s most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements.  Tenant shall discuss its financial statements with Landlord and, if such financial statements have not been audited by Tenant’s independent certified public accountant, Tenant shall give Landlord access, upon reasonable prior notice and during its business hours, at its principal accounting office, to Tenant’s books and records in order to enable Landlord to verify the financial statements it has delivered to Landlord.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (i) to Landlord’s lenders or prospective purchasers of the Property or any portion thereof (subject to said lenders and purchasers entering into an appropriate confidentiality agreement in favor of Tenant), (ii) in litigation between Landlord and Tenant, and (iii) if required by court order (subject to prompt prior notice to Tenant and Tenant’s opportunity to oppose or limit such disclosure or to seek a protective order or other confidential treatment).

(K)                               Tenant’s Organization and Authority.  In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an “Organizational Entity”), then Tenant hereby covenants, warrants and represents:  (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant, (2) that this Lease is binding upon Tenant, (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located, and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound.  If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of such organizational documents of Tenant as may be requested by Landlord in order to verify Tenant’s organizational structure and authority to execute this Lease, including, without limitation, copies of an appropriate resolution or consent of Tenant’s board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord’s reasonable satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

(L)                                Interpretation.  Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the same requires. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.  Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Lease unless otherwise expressly provided.

(M)                            Cumulative Remedies.  The rights and remedies afforded Landlord herein are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

42.                               Mortgagee Protection Clause.  Tenant agrees to give to any Mortgagees or Trust Deed Holders by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Lease, or otherwise) of the address of such Mortgagees or Trust Deed Holders.

43.                               Security Deposit.  On or before the execution of this Lease, Tenant shall deposit with Landlord, by bank or certified check, and thereafter maintain with and for the benefit of Landlord, the sum of Fifty-One Thousand Sixty ($51,060.00) Dollars (the “Security Deposit”), as security for the full and faithful performance by Tenant of its obligations under this Lease.  If Tenant defaults with respect to any provision of this Lease (beyond any applicable notice and cure period provided herein) or fails to vacate and surrender the Premises upon the expiration or earlier termination of the Term of this Lease, Landlord may draw down all or any part of the Security Deposit and apply said monies to the payment of Base Rent, additional rent or other sums in default under this Lease.  If any portion of the Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written demand therefor, replenish the Security Deposit so applied, by depositing with Landlord additional cash in an amount sufficient to restore the Security Deposit to its original amount.  In no event shall the Security Deposit bear interest, be required to be kept in a segregated account or be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. Tenant shall not assign or encumber the Security Deposit and neither Landlord nor its successors or assigns will be bound by any such encumbrance or assignment unless Landlord has given its written consent thereto.  If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within sixty (60) days after the expiration of the Term and vacating of the Premises by Tenant.  Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building and/or Property.  Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit and Landlord shall be relieved of any liability with respect to the Security Deposit.

44.                               Renewal Option.

(A)                               So long as this Lease is in full force and effect and Tenant shall not be in default hereunder at the time of the exercise of the Renewal Option (defined below and at the time of commencement of the Renewal Term (defined below), and further provided that the original named Tenant or Tenant’s permitted assignee is in occupancy of not less than one hundred percent (100%) of the Premises prior to the date Tenant exercises the applicable Renewal Option, Tenant shall have the option (“Renewal Option”) to extend the term of this Lease for one (1) additional period of five (5) years (the “Renewal Term”), commencing, on the day immediately following the expiration date of the initial Term of this Lease, upon all of the same terms, covenants and conditions of this Lease (including, without limitation, continued payment of additional rent in accordance with Paragraphs 4.B. through 4.I. of this Lease), except that: (i) Tenant shall have no further option to extend the term of this Lease beyond the expiration of the Renewal Term, and (ii) the Base Rent to be paid during each Renewal Term shall be as set forth in subparagraph B below, and (iii) Tenant shall accept the Premises “as-is” and Landlord shall not be required to perform any work to the Premises or provide any contribution or allowance or any other concessions therefor or with respect thereto.  Tenant may only exercise the Renewal

Option by giving Landlord written notice, which notice is received by Landlord not less than twelve (12) months nor more than fifteen (15) months prior to the expiration of the initial Term, TIME BEING OF THE ESSENCE as to Tenant’s obligation to deliver said notice within said specified period.  If Tenant effectively exercises the Renewal Option as herein provided, the term of this Lease shall be automatically extended for the applicable Renewal Term without necessity for execution of an extension or renewal Lease; and, in such event, the phrases “the term of this Lease”, “the term hereof” or “the Term” as used in this Lease, shall include the Renewal Term.

B.                                    The annual Base Rent to be paid during the Renewal Term shall be the greater of (i) ninety-five (95%) percent of the Fair Market Rent (as hereinafter defined and determined), as of the commencement of said Renewal Term, for comparable office space in comparable office buildings (which said buildings are used for general office purposes), and (ii) one hundred two & 50/100 (102.5%) percent of the annual Base Rent payable during the last year of the initial Term (the “Minimum Renewal Rent”). The annual Base Rent shall increase by two & 50/100 (2.5%) percent per annum each Lease Year during the Renewal Term.

C.                                    For purposes hereof, the term “Fair Market Rent” shall mean the annual fair market rental of the Premises as of the commencement of the Renewal Term, which rental shall be determined based on renewal leases to tenants in comparable buildings of comparable size, quality and financial strength as Tenant, and by: (i) taking into account the condition of the Premises, amenities and other improvements comprising the Landlord’s Building as of the commencement of the Renewal Term, (ii) assuming such determination shall be based on the highest and best use or uses of the Premises (subject to applicable zoning restrictions), (iii) assuming the Premises are not encumbered by any subtenancies, and (iv) assuming that Landlord is under no financial or other commercial duties and has adequate time to locate an appropriate tenant.

D.                                    Fair Market Rent shall be determined by Landlord in accordance with the above definition of and delivered in writing to Tenant promptly, and in any event within thirty (30) days following the exercise by Tenant of the Renewal Option, and Landlord’s determination shall be deemed to have been accepted by Tenant unless Tenant contests such determination by notice in writing (a “Protest Notice”) to Landlord not later than fifteen (15) days after Tenant’s receipt of Landlord’s determination of Fair Market Rent as aforesaid.

E.                                     In the event that Tenant disputes Landlord’s determination, Tenant shall so notify Landlord and advise Landlord of Tenant’s determination of the Fair Market Rent.  If Landlord and Tenant cannot agree upon the Fair Market Rent within thirty (30) days after Landlord’s receipt of a Protest Notice (the “Negotiation Period”), the following dispute resolution mechanism shall be utilized: Landlord and Tenant shall, within fifteen (15) days after the conclusion of the Negotiation Period, mutually appoint a Qualified Appraiser (as hereinafter defined) to determine the Fair Market Rent.  If Landlord and Tenant are unable to agree on the appointment of such Qualified Appraiser at the end of such fifteen (15) day period, each of Landlord and Tenant shall, within the following five (5) day period, select a Qualified Appraiser who shall, within the following five (5) day period, designate a third Qualified Appraiser and the three qualified Appraisers shall cooperate jointly.  Once appointed, the Qualified Appraisers shall, within thirty (30) days after the appointment of the third Qualified Appraiser, determine the Fair Market Rent and submit such determination to Landlord and Tenant in writing.  The Fair Market Rent shall be determined by calculating the average of the two numerically closest Fair Market Rents for the Premises (or, if the rentals are equidistant, the average of all three values), as submitted by Landlord, Tenant and the Qualified Appraiser(s). Once the Fair Market Rent has been established, the above formula shall be applied thereto to set the Base Rent for the Renewal Term.  The fees and expenses of the Qualified Appraiser(s) shall be divided equally between Landlord and Tenant. An appraiser shall be a Qualified Appraiser only if he or she has not less than fifteen (15) years’ experience in the appraisal of real property of the type to be appraised, is a member of the American Institute of Real Estate Appraisers or any successor thereto, and shall not have been employed by Landlord or Tenant or any of their affiliates in the twenty-four (24) months preceding his or her engagement hereunder.

F.                                      Landlord and Tenant shall execute an amendment to this Lease within sixty (60) days after the determination of the Base Rent for the Renewal Term, which amendment shall set forth the Renewal Term dates, the Renewal Term Base Rent and any other basic business terms and conditions for the Renewal Term.

G.                                    In the event that the Base Rent for the Renewal Term has not been finally determined as set forth herein at the commencement of the Renewal Term, then until such time as such final determination has been made, Tenant shall pay Base Rent based on the Minimum Renewal Rent.

45.                               Parking.

(A)                               Subject to the terms and conditions hereof, during the term of this Lease, Landlord shall provide Tenant, at no cost to Tenant, with monthly parking for thirty-three (33) parking spaces in the Garage, with one (1) of such spaces to be located in the executive lot.  All of Tenant’s parking shall be on a non-exclusive, non-reserved, “first come, first serve” basis.

(B)                               All vehicles parked by Tenant and its employees, agents, contractors and visitors shall conform to such reasonable height, width and other size requirements as shall be established by Landlord from time to time, and Tenant shall defend, indemnify and hold Landlord harmless against by damage or liability incurred by Landlord as a result of any breach of such requirements. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any areas other than the specifically designated loading, pick-up and standing areas. Access to and parking in the Garage shall be subject to (and Tenant shall cause all of its personnel and visitors to comply in all respects with) such reasonable rules and regulations with regard to the parking system established by Landlord or the Garage operator, as the same may be modified from time to time. The current rules and regulations for the Garage are attached hereto as Schedule F.

(C)                               Landlord shall have no liability on account of any damage or loss to any vehicle or its contents, regardless of cause, except for Landlord’s willful misconduct or negligence, and Tenant hereby agrees to indemnify, hold harmless and defend Landlord from and against any and all causes, claims, suits, damages, and expenses (including reasonable attorneys’ fees) arising from the use of the Garage by Tenant or by anyone claiming by, through or under Tenant’s privileges granted hereunder, except those resulting from Landlord’s willful misconduct or negligence.

(D)                               At any time and from time to time Landlord shall have the following rights:

(i)                                     to move the location of the parking areas and change the layout of the parking spaces therein; provided, however, any new location of the parking areas shall not be materially less convenient for Tenant’s and its employees and agents use of same.

(ii)                                  to require Tenant to reserve or otherwise identify Tenant’s parking spaces or to require Tenant’s employees to identify their vehicles in a manner reasonably determined by Landlord or Landlord’s parking operator. Landlord may require that Tenant’s employees identify their vehicles with stickers provided by Landlord;

(iii)                               to tow unidentified or unmarked visitor or employee cars and to tow marked cars of Tenant’s employees and/or visitors in the event that Tenant’s employees or visitors are using more than Tenant’s designated number of parking spaces, provided that Landlord shall endeavor to provide Tenant with prior notice (which may be oral) prior to calling the towing company;

(iv)                              to license, franchise or otherwise contract with an independent third party parking garage operator for the operation of the Garage, in which case the rights, obligations and duties of Landlord hereunder shall apply to such operator but Landlord shall remain liable for all of such obligations and duties.

46.                               Right of First Refusal.

(A)                               For purposes hereof, the term “ROFR Space” shall mean any rentable space located on the twelfth (12th) floor of Landlord’s Building which is contiguous to the Premises and which becomes available for lease to a new tenant (i.e., other than to the current tenant or occupant of such space or any affiliate, successor or assign thereof). During the initial Term of this Lease and so long as Tenant has not been in default under this Lease beyond any applicable notice and cure period, Tenant shall have the following “Right of First Refusal” to lease the ROFR Space, all upon and subject to the terms and conditions set forth herein.

(B)                               Upon receipt of any bona fide proposal for any lease with respect to any ROFR Space, which proposal or term sheet Landlord desires to accept or enter into with a prospective tenant, and so long as all of the other conditions hereto have been satisfied, but in all events, prior to entering into a lease for any ROFR Space, Landlord shall provide Tenant with notice thereof (“Landlord’s Notice”).  Landlord’s Notice shall include (i) the name of the proposed tenant for the RFOR Space, (ii) a floor plan showing the size and location of space, (iii) the total number of rentable square feet contained in the ROFR Space, and (iv) the proposed initial term and commencement date of the lease of the applicable ROFR Space (the “ROFR Terms”). If the ROFR Terms include a lease term that would extend beyond the expiration date of the then current term of this Lease, then, as a condition to Tenant leasing the ROFR Space, the term of this Lease shall be extended through the expiration of the proposed lease term (and during said extended period the annual Base Rent payable under this Lease shall continue to increase by 2.5% per annum on each anniversary of the Rent Commencement Date).

(C)                               Tenant may only exercise the Right of First Refusal hereunder by notifying Landlord within ten (10) days after Landlord’s Notice (time of exercise being of the essence) that Tenant elects to lease all of the space that is subject to Landlord’s Notice for the term set forth in the Landlord’s Notice, but otherwise upon all of the same terms and conditions as apply to the then existing Premises hereunder, including, without limitation, Base Rent per RSF, base years for Expense and Tax Increases (subject to increase in Tenant’s Proportionate Share) and rent commencement date.  If Tenant exercises the Right of First Refusal, then Landlord shall prepare and Tenant shall execute within ten (10) business days after the presentation by Landlord of same (time being of the essence), an amendment to this Lease which shall incorporate the terms of Landlord’s Notice and, if the term of this Lease is to be extended as set forth above, providing for said extension.

(D)                               If Tenant fails to timely exercise its Right of First Refusal with respect to any Landlord Notice, then Landlord shall be free to enter into a lease of the ROFR Space on substantially the same terms as the ROFR Terms for a period of twelve (12) months after the date of Landlord’s Notice without the provisions of this Section 46 applying to said lease. If Tenant timely exercises its Right of First Refusal, but fails for any reason to timely execute and deliver such amendment, then the provisions of this Section 46 shall thereafter be of no further force of effect. This Right of First Refusal is personal to the Tenant its permitted assigns and shall become null and void upon the occurrence of any assignment of this Lease or subletting of the Premises.

47.                               Terraces.

(A)                               Provided Tenant is not in default under this Paragraph 47 or under any other provisions of this Lease (beyond applicable notice and cure periods, if any), and so long as applicable Requirements and Insurance Requirements permit, Tenant shall have an exclusive license, during the term of this Lease (but subject to earlier termination of such license in accordance with the terms of this Paragraph 47), to use the terraces located outside of and adjacent to the Premises (the “Terraces”) solely for purposes of a seasonal outdoor seating area and reception area for Tenant’s employees and invitees. Tenant may not use the Terraces outside of Normal Business Hours on business days without the prior written approval of Landlord (which approval shall not be unreasonably withheld), but in no event may the Terraces be used in connection with 4th of July festivities.

(B)                               Tenant’s use of the Terraces shall be upon and subject to the terms and conditions of this Paragraph and, to the extent not inconsistent with the terms of this Paragraph 47, the other terms and conditions of this Lease applicable to Tenant’s use and occupancy of the Premises. Landlord shall have the right, from time to time, to interrupt Tenant’s use of the Terraces (and prohibit access by Tenant to the Terraces) for such period of time as Landlord deems necessary in order to perform maintenance, repairs or improvements to the Terraces or any other portions of the Landlord’s Building.

(C)                               Tenant shall not be required to pay any Base Rent or other usage fees with respect to its use of the Terraces.  The rentable square footage of the Terraces shall not be included as part of the Premises or in the number of RSF contained in the Premises.

(D)                               Tenant shall not make any Alterations in or to the Terraces (including, without limitation, any awnings or canopies), except for the placement of outdoor furniture which is approved by Landlord (“Furniture”), which approval shall not be unreasonably withheld so long as such furniture does not create any penetrations in or to the floor service of the Terraces and is properly weighted to insure that the furniture cannot blow off the Terraces. Tenant shall be solely responsible for any destruction, damage, theft, or vandalism of, or to, said Furniture.

(E)                                Nothing shall be attached to or otherwise placed against or hung from the railings located on the Terraces or the glass walls and doors which separate the Terraces from the Premises. No one shall be permitted to lean against said railings or walls/doors. All doors to the Terraces shall be kept (i) locked when the Terraces are not in use, and (ii) closed when the Terraces are in use so as not to affect the operation of the HVAC systems within the Premises. Tenant shall not suffer or permit anything to be placed in or otherwise obstruct the floor drains located on the Terraces.

(F)                                 Landlord makes no warranties or representations of any kind as to the compliance of the Terraces or any part thereof (or access thereto) with applicable Requirements and Insurance Requirements, and Landlord shall have no liability for such compliance.  It is acknowledged and agreed that, except for the specific obligations undertaken by Landlord with respect to the Terraces under the terms of this Paragraph 52, this license is granted on an “as-is” basis. Tenant shall be solely responsible, at its cost and expense, for all expenses related to its use of the Terraces (including, without limitation, adequate security therefor) and shall comply with the terms of this Paragraph 47 and all applicable Requirements and Insurance Requirements in the manner of Tenant’s use of the Tenant.  Except as set forth in Paragraph 52(I) below, Tenant shall have no obligation to maintain or repair the Terraces.

(G)                               Tenant shall not suffer or permit any cooking or smoking on the Terraces. Tenant shall not exceed the safe load capacity of the Terraces and shall not allow more than one (1) person per ten (10) square feet of Terrace floor area. Tenant shall not permit any music or sounds to heard in the areas outside of the Terraces or otherwise create or suffer to exist any nuisance or dangerous condition on the Terraces. In the event that Tenant desires to serve alcoholic beverages on the Terraces, Tenant shall be required to obtain any required governmental permits or approvals and shall provide Landlord with such additional insurance coverages as Landlord may reasonably require.

(H)                              Tenant shall be solely responsible for compliance with all Requirements and Insurance Requirements with respect to Tenant’s use of the Terraces.  Any necessary governmental approvals, permits or licenses in connection with such use shall be obtained and paid for by Tenant (with copies furnished to Landlord) and remain in full force and effect during Tenant’s use of the Terraces.

(I)                                   Tenant shall clean the Terraces and Furniture and shall remove all trash generated therefrom on a daily basis or more frequently as needed.  Landlord shall perform ordinary maintenance and repair to the Terraces; provided, however, that Tenant shall be responsible for the cost of any repairs or restoration of the Terraces or any other areas of the Landlord’s Building arising out of Tenant’s use of the Terraces or any negligent or intentional acts of Tenant, its customers, employees, agents, contractors or invitees.  To the extent applicable, all provisions of this Lease shall apply to Tenant’s use of the Terraces, including, but not limited to, Tenant’s indemnity and insurance obligations under the Lease.

(J)                                   Except as otherwise provided herein, Landlord’s approvals relating to use of the Terraces may be given or withheld by Landlord in its sole and absolute discretion, including for any aesthetic reasons whatsoever.

(K)                               In the event that Tenant shall breach any of the terms of this Paragraph 47 or shall fail to perform any of Tenant’s obligations hereunder, which breach or failure shall continue for more than ten (10) days after written notice to Tenant, then (in addition to any other rights of remedies of Landlord) Landlord shall be entitled to revoke and terminate the license granted herein on, in which event Tenant shall promptly remove its personal property from the Terraces and surrender the Terraces to Landlord.  Upon the expiration or termination of this Lease, the license granted hereby shall automatically and immediately terminate. If Tenant fails to comply with its obligations with respect to the Terraces, including, without limitation, the removal of Tenant’s property upon the termination of this license, Landlord shall be entitled to act on Tenant’s behalf, and store or dispose of Tenant’s property, in Landlord’s discretion, and Tenant shall promptly reimburse Landlord all costs and expenses related thereto. Tenant’s obligations hereunder shall survive the termination of this license.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, as of the day and year first above written.

In the presence of:	LANDLORD:
FUSCO HARBOUR ASSOCIATES, LLC
By: Fusco Harbour - EJF Inc., Its Manager

	By	/s/ Lynn R. Fusco
Lynn R. Fusco, Vice-President

	By	/s/ Edmund J. Fusco, Jr.
Edmund J. Fusco, Jr., Vice-President

Date Executed by Landlord: August 20, 2018

TENANT:
BIOXCEL THERAPEUTICS, INC.

	By	/s/ Richard Steinhart
	Name:	Richard Steinhart
	Title:	SR VP and CFO

Date Executed by Tenant:  August 20, 2018

STATE OF CONNECTICUT	)
	) ss.:	August 20, 2018
COUNTY OF NEW HAVEN	)

Personally appeared, LYNN R. FUSCO, the Vice-President of Fusco Harbour - EJF Inc., the Manager FUSCO HARBOUR ASSOCIATES, LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Manager and said limited liability company, before me.

/s/ Lisa Crosby
Commissioner of the Superior Court
Notary Public - State of Connecticut
My Commission Expires:

STATE OF CONNECTICUT	)
	) ss.:	August 20, 2018
COUNTY OF NEW HAVEN	)

Personally appeared, EDMUND J. FUSCO, JR., the Vice-President of Fusco Harbour - EJF Inc., the Manager FUSCO HARBOUR ASSOCIATES, LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Manager and said limited liability company, before me.

/s/ Lisa Crosby
Commissioner of the Superior Court
Notary Public - State of Connecticut
My Commission Expires:

STATE OF CONNECTICUT	)
	) ss.:	August 20, 2018
COUNTY OF NEW HAVEN	)

Personally appeared, Richard Steinhart, the Sr. VP/CFO of BIOXCEL THERAPEUTICS, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such officer and the free act and deed of said company, before me.

/s/ James H. Segaloff
Commissioner of the Superior Court
Notary Public - State of Connecticut
My Commission Expires:

SCHEDULE A

FLOOR PLAN

SCHEDULE B

PROPERTY DESCRIPTION

All those certain pieces, parcels and easements, with the buildings and other improvements thereon, situated in the City and County of New Haven and State of Connecticut and shown on a map entitled “PROPERTY SURVEY ALTA/ACSM LAND TITLE SURVEY PARCELS LWDA-1, LWDA-3-B, LWDA-3-C, LWDA-5, 2-A-1, 2-A-2, 2B & 2-C-2 LONG WHARF DEVELOPMENT EAST STREET AND LONG WHARF DRIVE NEW HAVEN, CONNECTICUT”, scale 1” = 30’, dated January 2001, sheet 1 thru 3, #T123-42A” by URS Corporation of Rocky Hill, Connecticut, which map is on file or to be filed in the New Haven Town Clerk’s Office, being parcels:

1)                                     LWDA-1

2)                                     LWDA-3-B

3)                                     LWDA-3-C

4)                                     LWDA-5

5)                                     2-A-1

6)                                     2-A-2

7)                                     2-B

8)                                     2-C-2

9)                                     Easement only over Parcel 2-C-1.

SCHEDULE C

LANDLORD’S WORK

1.                                      Landlord shall complete the work described on Rider 1 to Schedule C attached (collectively referred to as “Landlord’s Work”).

2.                                      Landlord’s Work shall be performed in a good and workmanlike manner, in accordance with applicable plans and applicable laws, codes and regulations, and in accordance with the standards adopted (from time to time) by Landlord for the Landlord’s Building (“Building Standards”).  Landlord’s Work shall constitute a single non-recurring obligation on the part of Landlord. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Landlord’s obligation to perform Landlord’s Work shall not apply to any such renewal or extension.

3.                                      Landlord shall be entitled to perform Landlord’s Work during normal business hours and without any obligation on Landlord’s part to employ labor at overtime or other premium pay rates. Landlord may, upon reasonable advance notice (which may be oral), enter the Premises to perform Landlord’s Work. Such entry by Landlord, its agents, servants, employees, or contractors for such purpose shall not constitute any actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

RIDER 1 TO SCHEDULE C

Landlord’s Work shall consist of the following:

1.                                      Landlord will reconfigure the 12th floor Elevator Lobby, to create a larger lobby to accommodate egress from occupied and vacant spaces.

2.                                      Landlord will replace the wall coverings on the twelfth-floor hallways and the carpet in the elevator lobby.

3.                                      Landlord will freshen the bathrooms at its own discretion.

SCHEDULE C-1

TENANT’S WORK

1.                                      Tenant’s Plans/Tenant’s Work.

Within thirty (30)  days after the Effective Date  (time being of the essence), Tenant shall, at Tenant’s sole expense, cause Svigals & Partners (the “Architect”) to prepare and furnish to Landlord for its reasonable approval, a complete set of detailed plans and specifications for all that certain work and permanent improvements in and to the interior of the Premises which Tenant desires to perform or cause to be performed. If requested by Landlord in connection with any of Tenant’s Work that is structural in nature, Tenant shall also provide a structural engineer’s report from a structural engineer reasonably approved by Landlord. All of said plans and specifications, and all of the work shown thereon, shall comply in all respects with all applicable building, health and safety codes and all other applicable legal requirements. Notwithstanding the foregoing and subject to Tenant’s reasonable approval, Tenant shall use General Drafting & Design Inc. of North Haven, Connecticut (“GD&D”) for the preparation of all plans and specifications relating to HVAC, electrical and fire suppression systems.

Tenant shall use Fusco Corporation to provide construction management services consisting of A&E oversight and completion, contractor bidding (minimum of three (3) bids), construction oversight during the performance of Tenant’s Work and oversight of punchlist completion for a fee of five percent (5%) of the total cost of the Tenant’s Work. The Fusco Corporation shall use its commercially reasonable efforts to monitor the Tenant’s Work so that said work will be performed in a good and workmanlike manner and substantial completion, in accordance with the Tenant’s Plans, can be achieved as set forth herein.

Landlord shall take commercially reasonable efforts to coordinate the Tenant’s Work with any other work in the Building to permit Tenant to complete Tenant’s Work in a timely and efficient manner.

.All of Tenant’s plans and specifications shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Said plans and specifications in their final form and as approved by Landlord are hereinafter referred to as “Tenant’s Plans”. Tenant shall be solely responsible for paying said Architect and GD&D (and any other professionals) engaged by Tenant for the cost of Tenant’s Plans.

For purposes hereof, the term “Tenant’s Work” shall mean all that certain work and permanent improvements as are shown and/or described on Tenant’s Plans, as approved by Landlord.  Once Tenant’s Plans have been approved by Landlord, Tenant shall not be entitled to make any material changes to Tenant’s Plans without Landlord’s prior written approval, which approval shall not be unreasonably withheld conditioned or delayed.

2.                                      Tenant’s Performance of Tenant’s Work.

(a)                                 Before Tenant or any of Tenant’s contractors (or any other person on behalf of either) may enter upon the Premises for purposes of commencing the performance of Tenant’s Work and before any building materials or equipment may be delivered to the Premises by Tenant or under Tenant’s authority, Tenant shall comply with all of the following conditions (or procure Landlord’s written waiver of the condition(s) specified in the waiver):

(i)                                     Landlord shall have approved Tenant’s Plans;

(ii)                                  Tenant shall have obtained Landlord’s prior written reasonable approval of Tenant’s general contractor and all major subcontractors which approval shall not be unreasonably withheld conditioned or delayed;

(iii)                               Tenant shall have notified Landlord of Tenant’s intention to commence Tenant’s Work at least five (5) days before commencement of such work or delivery of any materials or equipment.  Landlord shall have the right to post and maintain on the Premises any notices of non-responsibility, and to inspect the Premises in relation to the performance of Tenant’s Work provided Landlord does not interfere with Tenant’s Work;

(iv)                              Tenant shall furnish Landlord with a true copy of Tenant’s contract with Tenant’s general contractor; and

(v)                                 Tenant’s general contractor shall deliver to Landlord (1) certificates of insurance evidencing coverage for “builder’s risk” and commercial general liability insurance in respect of the Premises and the conduct of Tenant’s Work therein, with Tenant, Landlord and Fusco Management Company, LLC as additional insureds, with a combined single limit of not less than THREE MILLION ($3,000,000) DOLLARS for bodily injury or death or property damage, (2) evidence of worker’s compensation insurance covering all persons employed in connection with Tenant’s Work and with respect to whom death or bodily injury claims could be asserted against Tenant, Landlord or the Premises, (3) evidence that the Tenant’s general contractor has paid or caused to be paid all premiums for the coverage described above in this paragraph, and (4) copies of all governmental permits and approvals necessary for the performance of Tenant’s Work.  Tenant’s general contractor shall maintain, keep in force, and pay all premiums required to maintain and keep in force all such insurance at all times during which the Tenant’s Work is in progress.  The foregoing shall be in addition to the insurance required to be maintained by Tenant pursuant to any other provisions of the Lease.

(b)                                 Tenant’s Work shall be performed in accordance with the following:

(i)                                     Once Tenant’s Work has begun, Tenant shall with reasonable diligence prosecute the same to completion. Tenant’s Work shall be performed in a good and workmanlike manner and all materials shall be of first-class quality.  Tenant’s Work shall be performed in compliance in all material respects with Tenant’s Plans and in accordance with the terms of the Lease respecting Alterations.

(ii)                                  Tenant shall obtain and furnish to Landlord a permanent or temporary  (if temporary, Tenant must within a reasonable period of time obtain a permanent) certificate of occupancy and all other approvals for the use and occupancy of the Premises when the Tenant’s

Work is completed.  Construction materials and equipment must be confined to the area within the Premises only.  No contractor and subcontractor participating in the Tenant’s Work shall use any space within the Landlord’s Building which is outside of the Premises for storage, for handling and moving materials and equipment and for other facilities for personnel without the prior written consent of Landlord (which may be withheld in Landlord’s sole discretion).

(iii)                               Notwithstanding any provision to the contrary, Landlord shall have the right (but not the obligation) to do for the account of Tenant any Tenant’s Work which involves installations outside of the Premises or which involves any penetration of any roof, floor or exterior wall, and Tenant shall reimburse Landlord upon demand for the reasonable out-of-pocket cost and expense thereof plus in each case ten (10%) percent of the hard costs thereof for each of administrative and overhead cost and expense.  Without limiting any other approvals or consents required to be obtained by Tenant from Landlord, the nature, scope, timing and method of installation or performance of any of the Tenant’s Work which involves work or installations outside of the Premises, or which involves any penetration of any roof, floor or exterior wall must first be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant or its contractor shall be obligated to give Landlord at least three (3) business day’s advance notice of any such work in order that Landlord will have the right to attend the performance of same (without being obligated to do so).  Notwithstanding the foregoing, any work to be performed by Landlord shall be subject to Landlord providing an estimate to Tenant of costs and expenses to be incurred.

(iv)                              Tenant shall be entitled to perform Tenant’s Work during normal business hours and without any obligation on Tenant’s part to employ labor at overtime or other premium pay rates; provided, however, that as to those portions of Tenant’s Work which Landlord in its reasonable discretion determines will materially interfere with other occupants of the Building’s use of their premises (“After-Hours Work”), Tenant shall cause same to be performed on weekends or during other than normal business hours.  Without limiting the generality of the foregoing, in the event that Landlord determines that any portion of Tenant’s Work may be disturbing to other tenants, then Tenant shall only be allowed to perform such work on weekends or otherwise during such days and hours as may be approved by Landlord at no additional charge to by Landlord to Tenant.  All workers and material must use the elevator designated by Landlord only.  The use of elevators for equipment or heavy materials must be scheduled in advance with the Building Manager.  Sprinkler work that requires draining the area must be scheduled in advance with the Building Manager. Landlord shall provide Tenant with reasonable prior notice if it has determined that After-Hours Work is necessary.

(v)                                 In doing Tenant’s Work, Tenant and its contractors and subcontractors shall not at any time damage, injure, interfere with or delay the completion of any other work in the Building or materially interfere with the use or enjoyment of any part of the Landlord’s Building by any other tenant or occupant , and they and each of them shall comply with all reasonable procedures, rules and regulations prescribed by Landlord for the performance and/or coordination of the Tenant’s Work. Without limiting the generality of the foregoing, all After-Hours Work or which will require access to areas outside of the Premises, must be scheduled in advance with the Building Manager, and shall only be permitted before 7:00 a.m. or after 6:00 p.m. or on weekends, and corridor walls and floors from the construction space to the elevator are required to be properly protected. Parking for Tenant contractors shall be confined to those parking areas reasonably designated by Landlord.  Vehicles may not be left unattended in any loading areas. By way of illustration only, “After Hours Work” shall include most demolition activities, track installation, drywall installation, any work that requires power tools, coring drilling. In addition, all material deliveries and debris removal must happen as part of After-Hours Work. A Material Safety Data Sheet (MSDS) must be provided for all paints and lacquers in advance and any that cause odors or require ventilation shall be part of After-Hours Work.

(vi)                              The construction area must be kept reasonably free of debris at all times.  No hazardous materials shall be allowed within the Premises or the Building. Except those used in the ordinary course of construction such as paint and paint removal, provided the same is handled in accordance with applicable laws.  Tenant’s general contractor shall be responsible for removing all debris from the site.  At least once a week and more frequently as Landlord may reasonably direct, Tenant shall remove and dispose of all debris and rubbish caused by or resulting from the Tenant’s Work, and upon completion of the Tenant’s Work, Tenant shall remove all surplus materials, debris and rubbish of whatever kind remaining on any part of the Premises brought in or created in the performance of the Tenant’s Work, except that Landlord shall have the right (but not the obligation) to do such removal and disposal if Tenant fails to do so after two (2) business days prior written notice for the account of Tenant and Tenant shall reimburse Landlord within thirty (30)  days of demand for the reasonable actual out-of-pocket cost and expense thereof.

(vii)                           In performing Tenant’s Work, Tenant and its contractors shall comply with the construction rules and regulations attached hereto as Exhibit F attached (the “Construction Rules”).

(c)                                  Tenant shall not suffer or permit to be enforced against the Premises or the Landlord’s Building or any part thereof any mechanic’s, materialman’s, contractor’s, or subcontractor’s lien, however it may arise.  Tenant shall remove the same by bonding or otherwise within thirty (30) days from Tenant’s receipt of notice thereof and thereafter shall defend and indemnify Landlord and hold Landlord harmless from and against any and all injuries, losses, claims, actions, damages, liabilities and expenses (including reasonable actual out-of-pocket attorney’s fees and expenses), to persons or property arising directly and solely out of or resulting from the performance of the Tenant’s Work, except to the extent that such are attributable to acts or omissions on the part of Landlord its employees, agents or contractors.  No approval by Landlord will excuse or release Tenant from its obligations under this Paragraph.

(d)                                 Tenant shall make all payments when due for Tenant’s Work, whether to contractors, subcontractors or otherwise and shall furnish evidence reasonably satisfactory to Landlord at the completion of Tenant’s Work that such work has been completed and paid for in full and that no liens for labor or materials have been filed, or, if any have been filed, then have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise).

3.                                      Tenant Deliveries.

Within thirty (30) days following substantial completion of Tenant’s Work (evidenced by Tenant occupying a substantial portion of the Premises for the conduct of business), Tenant shall furnish to Landlord, in form and substance reasonably satisfactory to Landlord, the following:

(i)                                     a certificate of final completion issued by Tenant’s architect to and in favor of Landlord, certifying, inter-alia, that Tenant’s Work is in compliance with Tenant’s Plans and with all applicable legal requirements;

(ii)                                  subject to Tenant diligently pursuing same, a final and unconditional Certificate of Occupancy respecting the Premises issued by the City of New Haven;

(iii)                               an affidavit from Tenant and Tenant’s contractor stating that each person providing any materials or performing any work at or in connection with the Premises and/or the Tenant’s Work has been paid in full;

(iv)                              final lien waivers from each contractor, subcontractor, materialman, engineer, architect, or other person rendering services or furnishing materials in the performance of Tenant’s Work; and

(v)                                 one (1) set of “as built” plans and specifications for Tenant’s Work prepared and sealed by Tenant’s architect, and one (1) electronic set of “as built” plans and specifications

SCHEDULE D

SERVICES TO BE PROVIDED BY LANDLORD

As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall:

(a)                                 furnish to the Premises heating, ventilating and air conditioning systems which will operate in accordance with Landlord’s standards from 8:00 A.M. until 6:00 P.M., Monday through Friday and on Saturdays from 8:00 A.M. to 12:00 P.M, holidays excepted (hereinafter referred to as “Normal Business Hours”).  At other times all systems will be inoperative or will operate at reduced capacity.  If Tenant requires HVAC service in excess of that provided during Normal Business Hours, as set forth above, Tenant shall provide Landlord at least 48 hours advance notice and shall pay Landlord’s prevailing standard charges for providing such additional service (currently $35.00 per hour);

(b)                                 provide such ventilation for the Premises as shall be required by law;

(c)                                  furnish or caused to be furnished to the Premises cold water for lavatory, toilet and other approved purposes, and hot water for lavatory purposes only, from regular Building supply at prevailing temperatures; provided, however, if Tenant requires, uses or consumes water for any purpose other than lavatory and toilet purposes (e.g., kitchen purposes, computer rooms, specialty areas, etc.), Landlord may, at Tenant’s sole cost and expense, install a meter or meters to measure the water so supplied, in which case Tenant shall, upon Landlord’s request, reimburse Landlord for the cost of the water (including heating and cooling thereof) consumed in such areas and the sewer use charges resulting therefrom; and

(d)                                 provide elevator service on business days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 12:00 P.M., and have partial elevator service available at all other times; provided, however, that Landlord shall, from time to time, have the right to remove elevators from service as may be required for servicing or maintaining the elevators or the Landlord’s Building or removing freight; and

(e)                                  at Landlord’s expense, provided the same are kept in reasonable order by Tenant, cause the office portions of the Premises to be kept clean in accordance with the cleaning specifications set forth on Exhibit A to Schedule D attached.  Notwithstanding the foregoing, Landlord shall have the right to refuse to (i) remove any waste or refuse other than ordinary office waste paper, and (ii) clean any area which Landlord determines contains any dangerous, hazardous and/or contagious materials or conditions.

The foregoing items are considered to be a part of Operating Expenses and will be treated in a manner set forth in Paragraph 4(C) of this Lease Agreement.

Tenant shall have access to the Landlord’s Building via a card access system through an entrance or entrances designated by Landlord from time to time on a 24 hours per day, 7 days per week basis, subject to reasonable security restrictions and emergency conditions and subject to all applicable provisions of the Lease.  By way of illustration only, said security requirements may include a requirement that after-hours access by any invitee or licensee of Tenant will only be permitted when such person is accompanied by an employee of Tenant. Tenant shall be solely responsible for all security within the Premises.

Tenant shall be permitted to install in the Premises a security system and an access card system to provide access to and from Premises.  Tenant, at Tenant’s sole cost and expense, shall be solely responsible for the installation, repair and maintenance of Tenant’s security system and shall coordinate with Landlord with respect to the installation and operation of said system (including, without limitation, providing Landlord with access codes and/or key cards as may be necessary to access the Premises); it being understood and agreed that said system must be compatible with the Building structure and systems and not adversely affect the provision of services to and from Landlord’s systems, nor increase the operating costs thereof.  Landlord shall not be responsible or liable in any respect for Tenant’s security system; it being understood and agreed that the failure, stoppage or interruption of Tenant’s security systems shall not affect Tenant’s obligations under this Lease, nor shall it obligate Landlord to provide any service or repair in connection therewith.

EXHIBIT A TO SCHEDULE D

SCHEDULE OF SERVICES FOR LANDLORD’S BUILDING

All general and private offices, entrances, lobbies, elevators, corridors, stairwells, rest rooms and plazas shall receive janitorial and window cleaning services as described herein.

1.             DAILY SERVICES - TENANT’S SPACE:

A.            Empty and clean all waste baskets.

B.            Sweep and dust clean composition floors.

C.            Dust all tables, files, and horizontal surfaces and clean glass tops, unless covered with papers, or other items.

D.            Damp mop spillage.

E.            Remove trash generated by normal daily business activity to designated areas.

2.             WEEKLY SERVICES:

A.            Vacuum all carpets.

B.            Spot clean woodwork and doors and partition glass.

C.            Mop tiled areas.

3.             MONTHLY SERVICES - TENANT’S SPACE:

A.            Dust all cabinets, files and chairs.

B.            Dust all paneling with appropriate cleaning products.

C.            Dust picture frames.

D.            Buff and wash tiled areas.

4.             QUARTERLY SERVICES - TENANT’S SPACE:

A.            Dust door tops, tops of partitions, high ledges, high files, ventilating, air conditioning outlets, and return air grills.

B.            Dust blinds (where installed).

5.             DAILY SERVICES - REST ROOM AREAS:

A.            Empty all wastepaper containers.

B.            Clean all mirrors.

C.            Clean all lavatory fixtures.

D.            Keep sinks, toilet bowls, and urinals free of scale at all times.

E.            Wash and sanitize toilet seats, toilet fixtures, and compartments.

F.             Refill soap, towel and tissue containers (using standard building stock only).

G.            Wipe down walls around lavatories.

H.            Mop all lavatory floors.

I.             Dust all horizontal surfaces.

J.             Empty, clean and disinfect sanitary napkin disposals.

6.             MONTHLY SERVICES - REST ROOM AREA:

A.            Wash down ceramic tile walls and toilet compartment partitions.

B.            Perform high dusting.

C.            Brush down vents.

7.             STAIR WELLS:

A.            Sweep and spot mop all stair wells weekly.

B.            Spot clean walls as required.

8.             BUILDING ENTRANCE LOBBY AREAS:

A.            Sweep or vacuum all floors daily with proper equipment.

B.            Dust and polish directory boards regularly.

C.            Spot clean daily and wash weekly entrance door glass and side lights.

D.            Clean drinking fountains daily.

E.            Spot clean walls daily to remove finger marks and smudges.

F.             Remove spillage daily.

9.             FLOOR SERVICES FOR PUBLIC AREAS ON TENANT FLOORS AND TENANT’S SPACE:

A.            Buff all floors once each month.

B.            Buff traffic areas in the premises once each week.

10.          WINDOW CLEANING SERVICES:

Wash all windows in the Building inside and outside once each year.

11.          ELEVATORS:

A.            Vacuum elevator floors daily and spot clean same as necessary.

B.            Clean elevator cabs nightly.

C.            Wash elevator walls monthly.

D.            Dust and polish elevator control and dispatch panels regularly.

12.          SPECIAL:

A.            Spot clean blemishes on walls as required.

B.            The following services will be furnished on an “as needed” basis:

(i)            Spot cleaning of carpet.

C.            The hours for janitorial cleaning services shall be as follows:

(i)            5:00 p.m. to approximately 11:00 p.m., Monday through Friday, excluding holidays.

(ii)           Modifications of starting time for specific locations within the Premises may be coordinated with the Building Office and the cleaning crew, provided that same does not delay the completion of overall Building cleaning.

D.            Shampooing of carpet in Tenant space is not included but may be priced and scheduled at the Tenant’s request.

SCHEDULE E

BUILDING RULES AND REGULATIONS

1.             Tenant, its customers, invitees, licensees and guests, shall not do or permit anything to be done in or about the Premises or the Landlord’s Building which in any way will obstruct or interfere with the rights of any other tenants or occupants of the Landlord’s Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose or injure or intend to injure the reputation of the Landlord’s Building.  Tenant shall not cause, maintain or permit any nuisance or commit or suffer the commission of any waste in, on, or about the Premises.

2.             The sidewalks, terraces, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant, its customers, invitees, licensees or guests, or used by them for any purpose other than for ingress to and egress from the Premises.  The terraces, halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interest of the Landlord’s Building or the Landlord’s Building’s tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant’s business, unless such persons are engaged in illegal activities.  Tenant, its customers, invitees, licensees, and guests shall not go upon the roof of the Landlord’s Building or enter into areas reserved for the exclusive use of Landlord, its employees or invitees.

3.             Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside or inside of the Landlord’s Building, or any part of the inside of the Premises which can be seen from outside the Premises, except on the hallway doors to the Premises and then only of color, size, style, character and material first approved by Landlord in writing, which approval will not be unreasonably withheld or delayed.  Landlord reserves the right to remove, at Tenant’s expense, all matter other than that above provided for without notice to Tenant.

4.             Tenant will not place anything or allow to be placed near the glass of any door, partition or window which may be unsightly from the outside of the Premises.

5.             Tenant shall not place any radio or television antenna on the roof or in any part of the inside or outside of the Landlord’s Building other than the inside of the Premises or operate or permit to be operated any musical or sound-producing instrument or devise inside or outside the Premises which may be heard outside the Premises, or operate any refrigeration, heating or air-conditioning apparatus or install any machines creating any noise which can be heard outside the Premises or any vibration without the prior written consent of Landlord.

6.             Tenant shall not advertise the business, profession or activities of Tenant conducted in the Landlord’s Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities and shall not use the name of the Landlord’s Building for any purpose other than in the business address of Tenant, and shall not use any picture or likeness of the Landlord’s Building in any circulars, notice, advertisements or correspondence without the prior express written consent of Landlord.

7.             No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, decorating or repair on the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed.

8.             Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Landlord’s Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the purpose for which Tenant is to use the Premises as specified herein, without the prior written consent of Landlord.

9.             Tenant shall not waste electricity, water or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Landlord’s Building’s heating and air-conditioning, and shall not adjust any controls other than room thermostats installed for Tenant’s use.  Tenant shall keep corridor doors closed.  Tenant shall not tie, wedge or otherwise fasten open any water faucet or outlet.

10.          Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors and other means of entry into the Premises closed and secured.  All windows and corridor doors shall also be closed during times when the air-conditioning equipment in the Landlord’s Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

11.          Unless Landlord gives prior written consent, which consent will not be unreasonably withheld or delayed in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerator or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or install or permit the installation of any vending machines or use any illumination other than electric light, or use or permit to be brought into the Landlord’s Building any inflammable oils or fluids such as gasoline, kerosene, naphtha or benzine, or any explosives or articles hazardous to person or property.

12.          Tenant shall not in any way deface any part of the Premises or Landlord’s Building, outside or inside.

13.          Before any furniture, equipment or similar articles are moved into or removed from the Premises or the Landlord’s Building, permission shall be obtained from the Landlord’s Building Manager.  Landlord reserves the rights to exclude or reject from the building all solicitors, canvassers and peddlers, as well as other persons who conduct themselves in such a manner as, in the opinion of Landlord, may constitute an annoyance to any of the tenants of the Landlord’s Building or may interfere with Landlord’s operation of the Landlord’s Building.

14.          Landlord and its representatives shall have the right to enter the Premises to examine the same, to perform janitorial services, and for other reasonable purposes.  Landlord’s Building Manager and building office personnel shall keep a pass key and be allowed admittance to the Premises to cover any emergency or required inspection that may arise.

15.          Without Landlord’s express written permission, Tenant will not attach or permit to be attached additional locks to any door, transom, or window, or change existing locks or the mechanism thereof, which permission will not be unreasonably withheld or delayed.  Landlord will furnish Tenant with a reasonable number of keys for the doors of the Premises.  Upon termination of the lease or of Tenant’s possession, Tenant shall surrender all keys to the Premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets and vaults.

16.          Tenant will not bring or permit to be brought into the Landlord’s Building any animal, bird or pet.

17.          No awnings or other projections over or around the windows or the entrances of the Premises shall be installed by Tenant.

18.          The bulletin board or directory of the Landlord’s Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to specify the manner in which Tenant is listed and to exclude any other names therefrom.

19.          Tenant agrees that Landlord may amend, modify and delete present rules and regulations or add new and additional rules and regulations for the use and care of the Premises, the Landlord’s Building of which the Premises are a part and the common use areas.  Tenant agrees to comply with all such rules and regulations upon notice from Landlord to Tenant or upon the posting of same in such place within the Landlord’s Building as Landlord may designate.

20.          The Landlord’s Building is a non-smoking building and smoking is prohibited in the Landlord’s Building, as well as all areas adjacent thereto (including, without limitation, any terraces).

SCHEDULE F

PARKING GARAGE RULES

Please note the following regulations and guidelines, they will be strictly enforced.  All violators will be strictly enforced.  All violators will be ticketed and/or towed at the owner’s expense.

1.     In the event that your card does not work at the entrance or you have forgotten your card, please take a ticket and go to the garage office immediately (after 7:30 a.m.) to have it validated.  You must present a validated ticket to garage attendant upon exiting, or pay for the time elapsed.

2.     A $25.00 administrative charge will be rendered to replace a cardkey for any reason.

3.     Please park only in the designated spaces, within the parking lines, occupying only one space, and park head-in.  Do not back into a space.  Violators may be towed at the owner’s expense without warning.

4.     Handicapped regulations will be enforced.  Violators may be towed at the owner’s expense without warning.  For Temporary handicapped parking privileges call the garage office.

5.     The speed limit in the garage is 5 MPH.

6.     ALWAYS yield to pedestrians in the garage.

7.     The posted directional signs must be adhered to for everyone’s safety.  All ramps are ONE WAY.  DO NOT attempt to enter “UP” the down ramps and DO NOT exit “DOWN” the up ramps.  Traffic coming from the right has the right of way.  Violators may be ticketed and/or lose parking privileges.

8.     If there is a vehicle ahead of you, do not follow that vehicle through the gate.  You must wait for the gate to recycle before inserting your card and proceeding through the gate.

9.     After hours (7:30 p.m. and all day Saturday & Sunday) the metal gates will be closed, the card will open the left gate by inserting the card into the reader outside of the garage entrance.  A card or token will open the left exit wood and metal gates.

10.  Ticket holders must present a validated ticket to the Security Guard to obtain a token to exit after 7:30 p.m. Monday through Friday.

11.  Stopping and/or parking in the rear driveway fire lane is prohibited.  Cars can be towed without warning.  These regulations apply at all times.

Landlord reserves the right to revoke the parking privileges of those with repeat violations.  All violations will be recorded with tickets, which will be retained for one year.

EXHIBIT F

CONSTRUCTION RULES

Construction Guidelines (Effective January 1, 2014)

1. Working Hours 6:00 AM to 3:30 PM.
2. Each sub-contractor to meet with Building Maintenance PRIOR to starting work to review building protection, area preparation, and job requirements.
3. Sign In AND Out with Security.
4. Certificate of Insurance naming Fusco Harbour Associated, LLC and Certificate Holder AND listing Fusco Harbour Associates, LLC and Fusco Management Company, LLC as additional insured. Certificate must be received PRIOR to starting work. The certificate must include at least minimum requirements for liability and workman's compensation.
5. Project Manager/Superintendent to provide Property Manager a day-to-day work schedule for all sub-contractors.
6. No trucks may remain in the loading dock or driveway unless special permission is provided by Building Maintenance.
7. Upon arrival on site, all vehicles that do not exceed 6'7" must park in the Main Parking Garage, Level 3 D or E, pull a ticket and pay for their parking. Only vehicles exceeding 6'7" will get a token from the Security Desk and park in the Contractor's Lot. PLEASE park along East fence (facing tanks).
8. All contractors to use freight elevator ONLY. All hand tools, ladders, materials, etc. must be brought into the building by loading dock only.
9. Delivery schedule and location for construction dumpster to be coordinated through the Property Manager. Building management reserves the right to relocate dumpster.
10. Copies of all inspection reports and/or certificates must be provided to Property Manager.
11. Complete list of all contractors/subs working on project.
12. Loading dock, freight elevator and area around construction dumpsters MUST be kept clean at all times.
13. Unloading and loading of all trucks must be done in a timely manner inside loading dock only.
14. A limited area for temporary storage of material is available on the loading dock with prior approval from Maintenance Superintendent. Materials must be moved off the dock as soon as possible so others can use the area.
15. Protect walls and floors in common areas and when moving debris and/or materials to and from space. Masonite for the walls, and floors, or plastic covering for the floors, at the direction of Building Maintenance. All protection material must be secured properly to avoid any tripping hazards and maintained throughout the project.
16. Contractors MUST provide dust control outside of work area to prevent tracking construction dust into common areas. This includes the loading dock and HVAC.
17. Noise level to be kept to a minimum after 8 am. No loud tools, no radios. Doors must be kept closed in work areas. If special tools are used, i.e. hammer, drills, advanced notice must be given.